     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998


                                                      REGISTRATION NO. 333-49199

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                           PDS FINANCIAL CORPORATION
                 (Name of small business issuer in its charter)

          MINNESOTA                       6159                  41-1695870
  (State or jurisdiction of         (Primary Standard        (I.R.S. Employer
      incorporation or                 Industrial             Identification
        organization)          Classification Code Number)         No.)

                               6171 MCLEOD DRIVE
                            LAS VEGAS, NEVADA 89120
                                 (702) 736-0700
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)

                         JOHAN P. FINLEY, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                               6171 MCLEOD DRIVE
                            LAS VEGAS, NEVADA 89120
                                 (702) 736-0700

           (Name, address and telephone number of agent for service)
                         ------------------------------
                          COPIES OF COMMUNICATIONS TO:

                   JOHN T. KRAMER                                       DANIEL A. YARANO
              Dorsey & Whitney L.L.P.                               Fredrikson & Byron, P.A.
               Pillsbury Center South                              1100 International Centre
               220 South Sixth Street                               900 Second Avenue South
               Minneapolis, MN 55402                                 Minneapolis, MN 55402
                    612-340-8702                                          612-347-7149
               Facsimile 612-340-8738                                Facsimile 612-347-7077

                         ------------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                         ------------------------------
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                        TITLE OF EACH CLASS OF                                  AMOUNT TO          OFFERING PRICE
                      SECURITIES TO BE REGISTERED                           BE REGISTERED(1)        PER UNIT(2)
Investment Units consisting of:                                               11,500 Units               $1,000
(a) 10% Senior subordinated notes due July 1, 2004
(b) Warrants to purchase one share of Common Stock
10% Senior subordinated note due July 1, 2004                                 11,500 Notes                 $950
Warrants to purchase one share of Common Stock                              575,000 Warrants                 $1
Common Stock, par value $.01 per share                                       575,000 shares             $7.3125
Underwriter's Warrant                                                        50,000 Warrants
Common Stock, par value $.01 per share                                        50,000 shares             $7.3125

                        TITLE OF EACH CLASS OF                               AGGREGATE           AMOUNT OF
                      SECURITIES TO BE REGISTERED                        OFFERING PRICE(2)    REGISTRATION FEE
Investment Units consisting of:                                               $11,500,000            $3,393
(a) 10% Senior subordinated notes due July 1, 2004
(b) Warrants to purchase one share of Common Stock
10% Senior subordinated note due July 1, 2004                                 $10,925,000             N/A(3    )
Warrants to purchase one share of Common Stock                                   $575,000             N/A(3    )
Common Stock, par value $.01 per share                                         $4,240,688            $1,241
Underwriter's Warrant                                                                 $50                $1
Common Stock, par value $.01 per share                                           $365,625              $108


(1) Includes 1,500 Units, 1,500 Notes and 75,000 Warrants subject to the Underwriter's over-allotment option. These securities will be sold in Units, each consisting of a $1,000 Note and 50 Warrants.
(2) Estimated solely for purposes of calculating the Registration Fee, pursuant to Rule 457(c) under the Securities Act, the offering price of the Common Stock is based on the high and low sales prices of the Common Stock quoted on The Nasdaq National Market on March 27, 1998.
(3) The registration fee is being paid and accounted for in the registration fee calculation relating to the Investment Units. The $1,000 offering price per Investment Unit is being allocated $950 to the 10% Senior Subordinated Note due July 1, 2004 and $50 to the Warrants.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 1998

PROSPECTUS
                            10,000 INVESTMENT UNITS

                                 PDS FINANCIAL
                                  CORPORATION

        $10,000,000 10% SENIOR SUBORDINATED NOTES, DUE JULY 1, 2004 AND
              WARRANTS TO PURCHASE 500,000 SHARES OF COMMON STOCK
                             ---------------------

    Each investment unit (the "Unit") offered hereby consists of a 10% Senior Subordinated Note, due July 1, 2004, in the principal amount of $1,000 (the "Note") of PDS Financial Corporation (the "Company" or "PDS") and detachable warrants (the "Warrants") to purchase 50 shares of the Company's common stock, $.01 par value (the "Common Stock"). Interest on the Notes is payable on the first day of each calendar quarter, beginning October 1, 1998. Each year, beginning on July 1, 2000, the Trustee shall select by lot, or other similar method, Notes having an aggregate principal amount of $1,500,000 ($1,725,000 if the over-allotment option is exercised in full) for mandatory redemption. Notes selected for mandatory redemption shall be redeemed in full at par plus accrued interest. In addition to mandatory redemptions, the Company also has the option to redeem the Notes, in whole or in part, at any time on or after July 1, 1998 at par plus accrued interest and any premium, if applicable. The entire unpaid principal balance of, and interest on, the Notes is due and payable on July 1, 2004. See "Description of Units--Notes." The Notes will be issued only in fully registered form and in denominations of $1,000 and integral multiples thereof. The Notes are unsecured general obligations of the Company and will be subordinated to all existing and future "Senior Debt" (as defined in the Indenture) of the Company. At December 31, 1997, the Company's Senior Debt was $17,325,501.

    The Notes and Warrants are immediately detachable and the Warrants are immediately exercisable upon closing of the Offering. The Warrants expire on the fifth anniversary of the date of this Prospectus. The exercise price of each
Warrant shall be $     (125% of the average of the last reported sale prices of
the Company's Common Stock on The Nasdaq National Market (symbol "PDSF") for the ten trading days immediately prior to the date of this Prospectus). After the first anniversary of the date of this Prospectus, the Warrants are subject to optional redemption by the Company at $.01 per Warrant upon 30 days notice, provided that the closing price for the Common Stock for a period of 20 consecutive trading days prior to such notice is at least 250% of the exercise price of the Warrants.

    Prior to this offering there has been no market for the Units, the Notes and the Warrants, and there can be no assurance that an active trading market will develop. Although the Underwriter has advised the Company that it intends initially to make a market in the Units, the Notes and the Warrants, the Underwriter has no obligation to do so. The Company has applied to list the Warrants on The Nasdaq National Market. The Units and the Notes will not be listed on any securities exchange or on the Nasdaq System. See "Underwriting."

    The approval of each of the Nevada and Mississippi Gaming Commissions is required before the Company may sell the Units.

    SEE "RISK FACTORS" FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEGINNING ON PAGE 7.
                             ---------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                  UNDERWRITING        PROCEEDS TO
                                                            PRICE TO PUBLIC       DISCOUNTS(1)         COMPANY(2)
Per Unit.................................................      $1,000.00              6.5%              $935.00
Total Units, (10,000) (3)................................     $10,000,000           $650,000           $9,350,000

(1) In connection with this Offering, the Company has agreed to sell to Miller & Schroeder Financial, Inc. (the "Underwriter") a five-year warrant (the "Underwriter's Warrant") to purchase 50,000 shares of the Company's Common Stock. The Company has also agreed to pay the Underwriter a 1% management fee and a 2% fee as a nonaccountable expense allowance and to indemnify the Underwriter against certain liabilities. See "Underwriting."
(2) Before deducting offering expenses (including the 1% management fee and 2% nonaccountable expense allowance payable to the Underwriter) payable by the Company estimated at $500,000.
(3) The Company has granted to the Underwriter a 45-day option to purchase up to 1,500 additional Units to cover over-allotments. See "Underwriting." If the option is exercised in full, the total Price to Public, Underwriting Discount, 1% management fee payable to the Underwriter, 2% nonaccountable expense allowance payable to the Underwriter and Proceeds to Company will be $11,500,000, $747,500, $115,000, $230,000 and $10,752,500, respectively.

    The Units are offered by the Underwriter subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriter, and to its right to reject any order in whole or in part and to certain other conditions. It is expected that delivery of the
Units will be made against payment therefor on or about         , 1998, in
Minneapolis, Minnesota.

                       MILLER & SCHROEDER FINANCIAL, INC.

                 THE DATE OF THIS PROSPECTUS IS        , 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE UNITS, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING INFORMATION UNDER "RISK FACTORS." CERTAIN STATEMENTS SET FORTH BELOW CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE "REFORM ACT"). SEE "FORWARD-LOOKING STATEMENTS" FOR FACTORS RELATING TO SUCH STATEMENTS. EXCEPT AS OTHERWISE NOTED, ALL INFORMATION IN THIS PROSPECTUS RELATING TO THE UNITS ASSUMES NO EXERCISE OF THE UNDERWRITER'S OVER-ALLOTMENT OPTION. SEE "UNDERWRITING." AS USED HEREIN, UNLESS THE CONTEXT REQUIRES OTHERWISE, THE TERMS THE "COMPANY" OR "PDS" MEAN PDS FINANCIAL CORPORATION AND PDS'S WHOLLY OWNED SUBSIDIARIES, PDS FINANCIAL CORPORATION--NEVADA ("PDS NEVADA"), PDS FINANCIAL CORPORATION--MISSISSIPPI ("PDS-MISSISSIPPI"), PDS CASINOS INTERNATIONAL, INC. AND TRANSCANADA 2 CORPORATION.

                                  THE COMPANY

    PDS engages in the business of financing and leasing gaming equipment and supplying reconditioned gaming machines to casino operators. The gaming equipment financed by the Company consists mainly of slot machines, video gaming machines and other gaming devices. In addition, the Company finances furniture, fixtures and other gaming related equipment, including gaming tables and chairs, restaurant and hotel furniture, vehicles, security and surveillance equipment, computers and other office equipment. In 1996, the Company introduced SlotLease, a specialized operating lease program for slot machines and other electronic gaming devices. In 1997, the Company established PDS Slot Source, a reconditioned gaming machine sales and distribution program, to complement its leasing and financing activities.

    In order to offer its SlotLease and PDS Slot Source programs, the Company must be licensed to own and distribute gaming devices in each jurisdiction in which it conducts business. As part of the licensing process, each gaming jurisdiction performs a thorough investigation of each applicant and certain of its directors, officers, key employees and significant shareholders. The Company currently is licensed in Nevada, New Jersey, Colorado, Iowa and Minnesota. The Company also has license applications pending in Mississippi and Indiana. The Company believes its gaming licenses, as well as its experience in the gaming industry, provides a significant competitive advantage, enabling the Company to offer financing packages and services that meet the needs of this industry more effectively than traditional financing.

    The Company believes SlotLease, its operating lease program, has been well received by casino operators since its introduction in 1996 because it offers casino operators lower monthly payments and off-balance sheet financing. The Company retains ownership of the gaming equipment under an operating lease. At the end of the applicable lease term, the Company offers the customer an option to purchase the gaming equipment at its then-determined fair market value or to extend the lease term. Returned gaming machines are inventoried for lease or resale by the Company through the PDS Slot Source program.

    In May 1997, the Company introduced PDS Slot Source, its reconditioned gaming machine sales and distribution program. The Company believes that the secondary market for gaming machines is fragmented, underdeveloped and represents a significant opportunity for growth. The Company obtains used gaming machines either from its customers at the end of an applicable lease term or in the marketplace. These gaming machines are refurbished by the Company prior to resale or are occasionally sold "as is" to a customer. The Company believes its ability to recondition and distribute used gaming machines enhances the market value of gaming machines at the end of an operating lease and facilitates additional financing transactions.

    In addition to offering operating leases through its SlotLease program, the Company also provides financing to its customers in the form of capital leases or collateralized loans. Such financing transactions are either originated directly by the Company with the casino operator or are structured jointly with a gaming equipment manufacturer or distributor. Under both of these types of transactions substantially all of the benefits and risks of ownership are borne by the lessee/borrower. Under a capital lease, the customer is required to pay the Company the purchase price of the gaming equipment either throughout the term of the lease or, if the lease payments are not sufficient to cover the purchase price of the gaming equipment, the customer is required to pay the Company a balloon payment at the end of the lease term. Most of the Company's equipment financing transactions range from $500,000 to $2.5 million. The Company generally obtains the funds necessary for its capital lease or note originations by selling all or a portion of its interest in the payment stream to one or more institutional investors, often simultaneously with the origination of such financing transactions.

    The Company generally targets established medium-sized casino operators that are opening new casinos or expanding existing casinos, as well as new casino operators that the Company believes have acceptable credit quality. The Company is currently focusing its primary efforts on the traditional gaming markets of Nevada and New Jersey.

    The principal executive offices of PDS are located at 6171 McLeod Drive, Las Vegas, Nevada 89120; its telephone number is (702) 736-0700.

                                  THE OFFERING

Securities Offered................  10,000 Units at a price of $1,000 per Unit, each Unit consisting of a 10% Senior Subordinated Note, due July
                                    1, 2004, in the principal amount of $1,000 and five-year
                                    Warrants to purchase 50 shares of the Company's Common
                                    Stock at an exercise price per share of $    (125% of
                                    the average of the last reported sale prices of the
                                    Company's Common Stock for the ten trading days
                                    immediately prior to the date of this Prospectus). See
                                    "Description of Units."

Use of Proceeds...................  The net proceeds from the sale of the Units, estimated to be $8,850,000 ($10,207,500 if the Underwriter's
                                    over-allotment option is exercised in full), will be
                                    used primarily to purchase gaming equipment to be leased
                                    to casino operators. See "Use of Proceeds."

                                         THE NOTES

Interest payments.................  Interest on the Notes will be paid quarterly, at the rate of 10% per annum, on the first day of each January,
                                    April, July and October, beginning on October 1, 1998
                                    (each an "Interest Payment Date"). Interest is payable
                                    until final maturity or prior redemption of the Notes.
                                    See "Description of Units--Notes."

Mandatory redemptions.............  Each year, beginning on July 1, 2000, the Trustee shall select by lot, or other similar method, Notes having an
                                    aggregate principal amount of $1,500,000 ($1,725,000 if
                                    the over-allotment option is exercised in full) for
                                    mandatory redemption. Notes selected for mandatory
                                    redemption shall be redeemed in full at par plus accrued
                                    interest. The Company may surrender to the Trustee Notes
                                    purchased in the open market or Notes redeemed pursuant
                                    to optional redemption to be applied to mandatory
                                    redemptions. On or before July 1, 2004, the Company will
                                    pay to the Trustee cash sufficient to redeem all
                                    remaining outstanding Notes. See "Description of
                                    Units--Notes."

Optional redemptions..............  In addition to mandatory redemptions, some or all of the
                                    Notes may be redeemed at any time, on or after July 1,
                                    1998, at the

                                    option of the Company, at par plus accrued interest plus
                                    the applicable premium, if any. Notes shall be selected
                                    for optional redemption by the Trustee by lot or other
                                    similar method. In the event of an optional redemption
                                    of the Notes prior to July 1, 2001, a 6% premium will be
                                    due. The premium will decline to 4% for optional
                                    redemptions on or after July 1, 2001 and prior to July
                                    1, 2002, and will further decline to 2% for optional
                                    redemptions on or after July 1, 2002 and prior to July
                                    1, 2003. No premium is payable with respect to optional
                                    redemptions on or after July 1, 2003. See "Description
                                    of Units--Notes."

Subordination.....................  The Notes will be unsecured general obligations of the
                                    Company and junior, subordinate and subject in right of
                                    payment to the prior payment of all Senior Debt (as
                                    defined herein), whether outstanding at the closing of
                                    the Offering or created thereafter. The Notes are senior
                                    in right of payment to the Convertible Subordinated
                                    Debentures of the Company and any Subordinated Debt held
                                    by an affiliate of the Company. See "Description of
                                    Units--Notes."

Trustee...........................  The Notes will be issued pursuant to an indenture (the
                                    "Indenture") between the Company and First Trust
                                    National Association, St. Paul, Minnesota, as trustee
                                    (the "Trustee").

Covenants.........................  The Indenture, among other things, requires the Company to maintain a minimum net worth of $6,000,000 and
                                    restricts or limits the Company, under certain
                                    circumstances, from paying dividends or repurchasing
                                    capital stock, engaging in transactions with affiliates
                                    and effecting mergers, consolidations or transfers of
                                    substantially all of its assets. See "Description of
                                    Units--Notes."

                                        THE WARRANTS

Exercise price....................  Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price per share of $
                                    (125% of the average of the last reported sales prices
                                    of the Company's Common Stock for the ten trading days
                                    immediately prior to the date of this Prospectus). See
                                    "Description of Units--Warrants."

Exercise period...................  The Warrants are immediately detachable from the Notes and are immediately exercisable for registered shares of
                                    Common Stock of the Company upon the closing of this
                                    Offering. The exercise period of the Warrants will
                                    expire on the fifth anniversary of the date of this
                                    Prospectus. See "Description of Units--Warrants."

Redemption right..................  After the first anniversary of the date of this
                                    Prospectus, the Warrants are subject to optional
                                    redemption by the Company, upon 30 days prior notice, at
                                    $.01 per Warrant, provided that the closing price for
                                    the Common Stock for a period of 20 consecutive trading
                                    days prior to such notice is at least 250% of the
                                    exercise price of the Warrants. See "Description of
                                    Units--Warrants--Redemption."

Listing...........................  The Company has applied to list the Warrants on The
                                    Nasdaq National Market.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

    The following table sets forth summary consolidated financial and operating data of the Company for the periods indicated. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and related notes included elsewhere in this Prospectus:

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
INCOME STATEMENT DATA:
Total revenues.....................................................................  $  47,613,259  $   6,360,494
Total costs and expenses...........................................................     46,094,404      5,876,175
                                                                                     -------------  -------------
Income before income taxes.........................................................      1,518,855        484,319
Provision for income taxes.........................................................        577,000        179,000
                                                                                     -------------  -------------
Net income.........................................................................  $     941,855  $     305,319
                                                                                     -------------  -------------
                                                                                     -------------  -------------
CASH FLOW DATA:
Cash provided by (used in):
  Operating activities.............................................................  $  12,810,361  $   9,327,171
  Investing activities.............................................................      3,557,077    (19,663,150)
  Financing activites..............................................................    (17,262,170)    12,226,070

OTHER DATA:
Ratio of earnings to fixed charges(1)..............................................           1.35           1.34
EBITDA(2)..........................................................................  $  14,367,562  $   4,041,720

                                                                                      DECEMBER 31, 1997
                                                                                -----------------------------
                                                                                   ACTUAL      AS ADJUSTED(3)
                                                                                -------------  --------------
BALANCE SHEET DATA:
Investment in notes and leasing operations....................................  $  33,734,722   $ 42,584,722(4)
Total assets..................................................................     39,963,832     48,813,832(4)
Non-recourse debt.............................................................     10,121,389     10,121,389
10% Senior Subordinated Notes.................................................       --            8,350,000(4)
Other recourse debt...........................................................     17,414,618     17,414,618
Total stockholders' equity....................................................      8,629,346      9,129,346(4)

------------------------

(1) Ratio of earnings to fixed charges is computed by dividing income before income taxes before fixed charges by fixed charges. Fixed charges consists of interest expense and the portion of rental expense considered representative of interest.

(2) EBITDA consists of earnings before interest, income taxes, depreciation and amortization. EBITDA is presented as additional information because it is commonly used in the industry, and PDS believes it to be a useful indicator of a company's ability to meet its debt service requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(3) Adjusted to reflect the sale of the 10,000 Units offered hereby and the application of the Company's estimated net proceeds therefrom.

(4) For accounting purposes, the gross sales price of the Units will be allocated $9,500,000 to the Notes and $500,000 to stockholders' equity to reflect the estimated value of the Warrants.

                                  RISK FACTORS

    THE UNITS OFFERED BY THIS PROSPECTUS INVOLVE CERTAIN RISKS. THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMPANY. CERTAIN STATEMENTS SET FORTH BELOW CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT. SEE "FORWARD-LOOKING STATEMENTS" FOR FACTORS RELATING TO SUCH STATEMENTS.

    STRICT REGULATION BY GAMING AUTHORITIES. Financing gaming equipment and supplying reconditioned gaming machines to casino operators in the United States are subject to strict regulation under various state, county and municipal laws. The Company and its required directors, officers and shareholders have received the necessary licenses, permits and authorizations required to own and distribute gaming machines in Nevada, New Jersey, Colorado, Iowa and Minnesota and have license applications pending in Mississippi and Indiana. Failure of the Company or any of its key personnel to obtain or maintain the requisite licenses, permits and authorizations would have a material adverse effect on the Company. Expansion of the Company's activities may be hindered by delays in obtaining requisite state licenses. No assurance can be given as to the term for which the Company's license will be renewed in a particular jurisdiction or as to what license conditions, if any, may be imposed by such jurisdiction in connection with any future renewals. The Company cannot predict the effects that adoption of and changes in gaming laws, rules and regulations might have on its future operations. See "Business--Government Regulation."

    COMPETITION. In recent years, the Company has focused solely on providing financing to the gaming industry and, since late 1997, supplying reconditioned gaming machines to casino operators in the United States. In the gaming equipment financing market, the Company competes primarily with equipment manufacturers and, to a lesser extent, with leasing companies, commercial banks and other financial institutions. Certain of the Company's competitors are significantly larger and have substantially greater resources than the Company. With respect to the sales of reconditioned gaming machines, the Company competes primarily against equipment manufacturers and smaller distributors. It is possible that new competitors may engage in gaming equipment financing or the distribution of reconditioned gaming machines, some of which may have licenses to own or sell gaming equipment and have greater financial resources than the Company. Significant competition encountered by the Company may have a material adverse effect on the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors. See "Business--Competition."

    DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES. The Company believes that its ability to increase revenues, cash flow and profitability will depend, in part, upon continued market acceptance of the Company's products and services, particularly SlotLease and PDS Slot Source. There can be no assurance that the market acceptance of the Company's products and services will continue. Changes in market conditions in the gaming industry and in the financial condition of casino operators, such as consolidation within the industry or other factors, could limit or diminish market acceptance of these products and services. Historically, the Company has experienced significant nonrecurring revenues in connection with its financings and sales of gaming equipment to casino operators. The Company has attracted new customers to replace these nonrecurring revenues. Insufficient market acceptance of the Company's products and services could have a material adverse effect on the Company's business, financial condition and results of operations.

    CONTINUED AVAILABILITY OF ADEQUATE FINANCING. The amount and number of financing transactions that can be originated by the Company are directly dependent upon and limited by its ability to fund such transactions, either through the sale of such transactions to institutional investors or through the Company's working capital, lines of credit or other financing sources. In addition, the Company desires to expand its lines of credit to allow it to hold a greater volume of transactions, particularly leases, in its portfolio. There is no assurance that the Company's present funding sources will be willing to purchase future transactions, expand existing lines of credit or continue to provide the Company with a source of funds. Further, there can be no assurance that the Company would be able to locate new funding sources, if needed. As a result, funding for the Company's transactions may not be available on acceptable terms or on a timely basis, if at all. The inability of the Company to obtain suitable and timely funding for its transactions could have a material adverse effect on the Company's operations.

    ABILITY TO RECOVER INVESTMENT IN EQUIPMENT. The gaming equipment leased under operating leases by the Company and the inventory of reconditioned gaming machines represents a substantial portion of the Company's capital. Under the operating leases offered through the SlotLease program, the Company retains title to the gaming equipment and assumes the risk of not recovering its entire investment in the gaming equipment through either re-leasing or selling the gaming equipment. At the inception of each operating lease, the Company estimates the residual value of the leased equipment, which is the estimated market value of the equipment at the end of the initial lease term. The actual residual value realized may differ from the estimated residual value, resulting in a gain or loss when the leased equipment is sold or re-leased at the end of the lease term. The inability to re-lease or sell the gaming equipment on favorable terms could have a material adverse effect on the Company.

    The Company also engages in the purchase, reconditioning and resale of used gaming machines. There can be no assurances that the Company will be able to recover its cost for such gaming machines, and the failure to do so could have a material adverse effect on the Company.

    RISKS RELATING TO PDS SLOT SOURCE. The PDS Slot Source program, which the Company established in 1997, has a limited operating history and is subject to various risks, including the inability to find adequate sources of used gaming machines, the inability to obtain or delays in obtaining parts necessary to refurbish used gaming machines, competitors' control over the supply of certain parts and changes in market conditions relating to refurbished gaming machines, the occurrence of any of which could have a material adverse effect on the Company.

    RISKS RELATING TO FINANCING TRANSACTIONS. The Company has funded selected gaming equipment transactions entirely with its own working capital or with borrowed funds rather than immediately selling the transactions to institutional investors. In certain situations, the Company retains a portion of the transactions it originates. This approach requires substantial capital and places the Company at risk for its investment in the transactions, which may subject the Company to greater loss in the event of a default by the lessee or borrower, or an inability to sell the transactions to institutional investors after a period of temporary investment by the Company. In connection with its financing transactions, the Company's level of risk depends primarily on the creditworthiness of the lessee or borrower and the underlying collateral.

    In addition, the Company has provided, and may provide in the future, financing to Indian tribes. Indian tribes in the United States generally enjoy sovereign immunity from lawsuits, similar to that of the United States government. Although the Company generally obtains a waiver of sovereign immunity, there can be no assurance that a tribe will not assert sovereign immunity, even if such right has been waived. The law regarding sovereign immunity is unsettled. If any Indian tribe defaults and successfully asserts its right of sovereign immunity, the Company's ability to recover its investment and originate and sell future Indian gaming transactions could be materially adversely affected.

    No assurance can be given that the Company will not incur significant losses with respect to financing transactions in the future or that such losses will not have a material adverse effect on the Company's financial condition. See "Business--Structure of Financing Transactions."

    SUBORDINATION; ABSENCE OF SECURITY. The Notes offered hereby are unsecured and subordinated in right of payment to all Senior Indebtedness of the Company as defined in the Indenture. Therefore, in the event of a liquidation or reorganization of the Company, amounts due pursuant to the Notes will be paid only after all Senior Indebtedness, including interest thereon, has been paid in full. Accordingly, in such circumstances, sufficient assets may not be available to pay amounts due on the Notes. As of December 31, 1997, the aggregate principal amount of Senior Indebtedness outstanding was $17.3 million. The Company may incur additional Senior Indebtedness. See "Description of Units--Notes."

    DEPENDENCE ON CURRENT MANAGEMENT. The Company's success is largely dependent on the efforts of Johan P. Finley, its founder, President and Chief Executive Officer. Although the Company maintains $2 million of "key person" term life insurance and has an employment agreement with Mr. Finley, the loss of Mr. Finley's services could have a material adverse effect on the Company's business. See "Management."

    LIMITED MARKET FOR UNITS, NOTES AND WARRANTS. Prior to this Offering, there has been no public market for the Units, the Notes or the Warrants. Although the Company has applied to list the Warrants on The Nasdaq National Market, there can be no assurance that an active public market for the Warrants will develop or can be sustained. The Units and the Notes will not be listed on any securities exchange or the Nasdaq system and there can be no assurance that a market for the Units or the Notes will develop. While the Underwriter has advised the Company that it intends initially to make a market in the Units, Notes and Warrants, it has no obligation to do so. Any market that may develop for such securities is expected to be of a limited nature. As a result, an investment in the Units may not be suitable for investors who do not wish, or who are not financially able, to remain as investors for a substantial period of time. See "Underwriting."

    EFFECTIVE FEDERAL AND STATE REGISTRATIONS REQUIRED TO EXERCISE WARRANTS; POSSIBLE REDEMPTION OF WARRANTS. Purchasers of the Units will be able to exercise the Warrants only if a registration statement covering the Common Stock underlying the Warrants is then in effect under the Securities Act of 1933, as amended (the "Securities Act") or an exemption from registration under the Securities Act is available, and only if such Common Stock is qualified for sale or exempt from qualification under applicable securities laws of the states in which the holders of the Warrants reside. Although the Company will use its best efforts (i) to maintain the effectiveness of the registration statement covering the Common Stock underlying the Warrants pursuant to the Securities Act and (ii) to maintain the registration of such Common Stock under the securities laws of the states in which the Company initially qualifies the Units for sale in this Offering, there can be no assurance that the Company will be able to do so. The Company will not be able to issue shares of Common Stock to those persons desiring to exercise the Warrants if a registration statement is not kept effective under the Securities Act or an exemption from registration under the Securities Act is not available, or if the Common Stock underlying the Warrants is not qualified or exempt from qualification in the states where the holders of the Warrants reside. In such a case, a holder of the Warrants might not be able to exercise the Warrants when such holder desires and, as a result, could be required to hold the Warrants for a period of time until a registration statement is effective or an exemption from registration is available or sell the Warrants. See "Risk Factors--Limited Market for Units, Notes and Warrants" and "Description of Units--Warrants."

    After the first anniversary of the date of this Prospectus, the Warrants are subject to redemption at any time by the Company at a price of $.01 per Warrant on 30 days prior written notice if the closing price of the Common Stock exceeds 250% of the exercise price of the Warrants for each of the 20 consecutive trading days prior to such notice. If the Warrants are redeemed, holders of such Warrants will lose their right to exercise the Warrants, except during such 30-day period. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then current market price or accept the redemption price, which will be substantially less than the market value of the Warrants at the time of redemption. See "Description of Units--Warrants."

    POTENTIAL FLUCTUATIONS IN RESULTS. The Company's quarterly results have historically fluctuated due to the timing of completion of large financing transactions, as well as the timing of recognition of the resulting fee income upon subsequent sale of a transaction, which can occur several months after the date such transaction was originated by the Company. These transactions can be in the negotiation and documentation stage for several months, and recognition of the resulting fee income by the Company is difficult to predict and may fluctuate greatly from quarter to quarter. Thus, the results of any quarter are not necessarily indicative of the results that may be expected for any other interim period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    CONTROL BY CURRENT MANAGEMENT. Johan P. Finley, the Company's founder, President, and Chief Executive Officer, owns approximately 31% of the Company's outstanding Common Stock. In addition, Mr. Finley's wife and child own an aggregate of approximately 10% of the Company's outstanding Common Stock. Thus, Mr. Finley effectively controls the election of all members of the Company's Board of Directors and determines all corporate actions. Such ownership may discourage acquisition of large blocks of the Company's securities and may depress the price of the Common Stock and have an anti-takeover effect. See "Principal Stockholders" and "Description of Securities--Common Stock."

    ANTI-TAKEOVER PROVISIONS; PREFERRED STOCK. The Company's Amended and Restated Articles of Incorporation provide that no investor may become a holder of 5% or more of the Company's stock without first agreeing to consent to a background investigation, provide a financial statement and respond to questions from gaming regulators. In addition, investors holding less than 5% of the Company's stock may be subject to the same requirements by regulatory agencies which license the Company. Such ownership limitations may discourage acquisition of large blocks of the Company's equity securities, may depress the price of the Company's Common Stock and have an anti-takeover effect.

    The Company's Amended and Restated Articles of Incorporation authorize its Board of Directors to issue preferred stock and establish the rights and preferences of such shares without stockholder approval. The voting rights of the preferred stock may be greater than the voting rights of the Common Stock in certain circumstances, and thus the issuance of preferred stock may diminish the voting power of holders of the Common Stock and make it more difficult for a third party to acquire the Company. See "Description of Securities."

    The Company's directors are subject to investigation and review by gaming regulators in jurisdictions in which the Company is licensed or has applied for a license. Such investigation and review of the Company's directors may have an anti-takeover effect. See "Business--Government Regulation."

    As a Minnesota corporation, the Company is subject to certain "anti-takeover" provisions of the Minnesota Business Corporation Act. These provisions and the power to issue additional stock and to establish separate classes or series of stock may, in certain circumstances, deter or discourage takeover attempts and other changes in control of the Company not approved by the Board. See "Description of Securities--Certain Provisions Having Anti-Takeover Effects."

                           FORWARD-LOOKING STATEMENTS

    Certain statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of the Reform Act. Such forward-looking statements may be identified by the use of terminology such as "believe," "may," "will," "expect," "anticipate," "intend," "designed," "estimate," "should" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Such forward-looking statements involve known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: strict regulation by gaming authorities; competition the Company faces or may face in the future; uncertainty of market acceptance of the SlotLease program and PDS Slot Source program; the ability of the Company to continue to obtain adequate financing; the ability of the Company to recover its investment in gaming equipment leased under operating leases as well as its investment in used gaming machines purchased for refurbishment and resale to customers; the risks relating to the PDS Slot Source program; the risk of default with respect to the Company's financing transactions; the subordination of the Notes; the Company's dependence on key employees; potential fluctuations in the Company's quarterly results; general economic and business conditions; and other factors referenced in this Prospectus. See "Risk Factors."

                                USE OF PROCEEDS

    The net proceeds from the sale of the Units offered by the Company hereby, after deduction of the selling and estimated offering expenses, are estimated to be $8,850,000 ($10,207,500 if the Underwriter's over-allotment option is exercised in full). The Company intends to use the net proceeds to purchase gaming machines from gaming equipment manufacturers to be leased to casino operators and the remaining proceeds for general corporate purposes.

    Depending upon the nature and timing of the purchase described above and other leasing transactions, some of the proceeds may be used to temporarily reduce amounts owed by the Company under three of its revolving credit facilities with banks. Borrowings under all of these revolving credit facilities bear interest at a rate equal to the prime rate plus 1%. Borrowings outstanding under the first revolving credit facility are due upon the earlier of demand by the bank or August 15, 1998. Borrowings outstanding under the second and third revolving credit facilities are due on May 1, 1998 and April 9, 2000, respectively. Borrowings under the first revolving credit facilities were used for working capital, borrowings under the second credit facility were used to purchase gaming equipment held for sale or lease and borrowings under the third revolving credit facility were used to purchase gaming equipment for lease to casino operators. If the Company uses some or all of the net proceeds to temporarily reduce amounts owed under the three credit facilities, the Company will subsequently borrow from such facilities to purchase the gaming machines described above. See "Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                          PRICE RANGE OF COMMON STOCK

    The Company's Common Stock trades on the Nasdaq National Market under the symbol "PDSF." The following table sets forth the high and the low sale prices of the Company's Common Stock as reported by the Nasdaq National Market for each of the quarters in the two year period ended December 31, 1997.

                                                                               HIGH        LOW
                                                                             ---------  ---------
1996
First Quarter..............................................................  $   3.000  $   1.375
Second Quarter.............................................................      2.875      1.875
Third Quarter..............................................................      2.625      1.875
Fourth Quarter.............................................................      2.500      1.750

1997
First Quarter..............................................................      3.375      1.750
Second Quarter.............................................................      5.000      2.625
Third Quarter..............................................................      6.375      3.875
Fourth Quarter.............................................................      8.500      6.000

    As of December 31, 1997, there were approximately 60 stockholders of record of the Company's Common Stock.

                       DISTRIBUTIONS AND DIVIDEND POLICY

    The Board of Directors presently expects to retain all earnings for operating purposes and does not expect to pay dividends on the Common Stock for the foreseeable future. In addition, the Indenture prohibits the payment of dividends for so long as any of the Notes are outstanding, and the Company's revolving credit agreements place restrictions on the Company's ability to pay dividends or make other distributions on its Common Stock. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors.

                                 CAPITALIZATION

    The following table sets forth the debt and capitalization of the Company as of December 31, 1997 and as adjusted to give effect to the sale of the 10,000 Units offered by the Company hereby and the application of the estimated net proceeds of such sale. See "Use of Proceeds."

                                                                                         DECEMBER 31, 1997
                                                                                  -------------------------------
                                                                                                        AS
                                                                                     ACTUAL       ADJUSTED(1)(2)
                                                                                  -------------  ----------------
Non-recourse indebtedness.......................................................  $  10,121,389   $   10,121,389
Other recourse debt.............................................................     17,325,501       17,325,501
Convertible subordinated debentures.............................................         89,117           89,117
10% Senior Subordinated Notes(3)................................................       --              8,350,000
                                                                                  -------------  ----------------
  Total debt....................................................................     27,536,007       35,886,007
                                                                                  -------------  ----------------
Preferred Stock, 2,000,000 shares authorized;
  no shares issued and outstanding..............................................       --               --
Common Stock, $.01 par value, 20,000,000 shares authorized;
  3,523,972 shares issued and outstanding(2)....................................         35,240           35,240
Additional paid-in capital(3)...................................................      9,695,056       10,195,056
Retained earnings (accumulated deficit).........................................     (1,100,950)      (1,100,950)
                                                                                  -------------  ----------------
  Total stockholders' equity....................................................      8,629,346        9,129,346
                                                                                  -------------  ----------------
  Total capitalization..........................................................  $  36,165,353   $   45,015,353
                                                                                  -------------  ----------------
                                                                                  -------------  ----------------

------------------------

(1) Adjusted to reflect the sale of the 10,000 Units offered by the Company hereby and the anticipated application of the net proceeds.

(2) Does not include (i) 552,454 shares of Common Stock issuable upon exercise of outstanding stock options, (ii) up to 21,000 shares of Common Stock issuable upon conversion of the Convertible Subordinated Debentures, (iii) 164,200 shares issuable upon the exercise of outstanding warrants, (iv) 500,000 shares issuable upon the exercise of the Warrants that are a part of the 10,000 Units offered hereby, or (v) 50,000 shares issuable to the Underwriter upon exercise of the Underwriter's Warrant issued in connection with this offering. See "Management--Stock Option Plan," "Description of Securities--Convertible Subordinated Debentures" and "Underwriting."

(3) For accounting purposes, the gross sales price of the Units will be allocated $9,500,000 to the Notes and $500,000 to stockholders' equity to reflect the estimated value of the Warrants.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth summary consolidated financial and operating data of the Company for the periods indicated. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements and related notes included elsewhere in this Prospectus:

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
INCOME STATEMENT DATA:
Revenues:
  Equipment Sales..................................................................  $  17,481,986
  Revenue from sales-type leases...................................................     14,480,372
  Rental revenue on operating leases...............................................     11,405,648  $   2,938,477
  Fee income.......................................................................      2,669,798      2,486,366
  Finance income...................................................................      1,575,466        798,324
  Other............................................................................                       137,327
                                                                                     -------------  -------------
    Total revenues.................................................................     47,613,259      6,360,494
                                                                                     -------------  -------------
Costs and expenses:
  Equipment sales..................................................................     15,225,203
  Sales-type leases................................................................     13,654,086
  Depreciation on operating leases.................................................      8,588,611      2,203,476
  Selling, general and administrative..............................................      4,126,232      2,318,774
  Interest.........................................................................      4,260,096      1,353,925
  Other............................................................................        240,176
                                                                                     -------------  -------------
    Total costs and expenses.......................................................     46,094,404      5,876,175
                                                                                     -------------  -------------
Income before income taxes.........................................................      1,518,855        484,319
Provision for income taxes.........................................................        577,000        179,000
                                                                                     -------------  -------------
    Net income.....................................................................  $     941,855  $     305,319
                                                                                     -------------  -------------
                                                                                     -------------  -------------

Earnings per share(1):
  Basic............................................................................  $         .30  $         .10
  Diluted..........................................................................  $         .28  $         .10
Number of shares used to compute per share data(1):
  Basic............................................................................      3,183,536      3,119,816
  Diluted..........................................................................      3,619,837      3,126,848

BALANCE SHEET DATA:
Investment in notes and leasing operations.........................................  $  33,734,722  $  30,698,481
Total assets.......................................................................     39,963,832     40,561,727
Non-recourse debt..................................................................     10,121,389     17,917,461
Other recourse debt................................................................     17,414,618      7,723,756
Total stockholders' equity.........................................................      8,629,346      5,737,325

------------------------

(1) See Note 1 of Notes to Consolidated Financial Statements for the method used to determine the number of shares used to compute per share amounts.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. CERTAIN STATEMENTS SET FORTH BELOW CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT. SEE "FORWARD-LOOKING STATEMENTS" FOR FACTORS RELATING TO SUCH STATEMENTS.

GENERAL

    The Company engages in the business of financing and leasing gaming equipment and supplying reconditioned gaming machines to casino operators. The gaming equipment financed by the Company consists mainly of slot machines, video gaming machines and other gaming devices. In addition, the Company finances furniture, fixtures and other gaming related equipment, including gaming tables and chairs, restaurant and hotel furniture, vehicles, security and surveillance equipment, computers and other office equipment. In 1996, the Company introduced SlotLease, a specialized operating lease program for slot machines and other electronic gaming devices.

    The Company believes it is currently the only independent leasing company licensed in the states of Nevada, New Jersey, Colorado, Iowa and Minnesota to provide this financing alternative. In 1997, the Company established PDS Slot Source, a reconditioned gaming machine sales and distribution program, to complement its leasing and financing activities.

    The Company's strategy is to increase both its portfolio of assets under lease and its reconditioned gaming machine sales and thereby increase revenues and cash flow. In addition to its leasing activities, the Company also originates note transactions, which it generally sells to institutional investors. In some of its transactions, the Company holds the leases or notes for a period of time after origination or retains a partial ownership interest in the leases or notes. The Company believes its ability to recondition and distribute used gaming machines enhances the market value of gaming machines at the end of an operating lease and facilitates additional financing transactions.

    The Company's quarterly operating results, including net income, have historically fluctuated due to the timing of completion of large financing transactions, as well as the timing of recognition of the resulting fee income upon subsequent sale. These transactions can be in the negotiation and documentation stage for several months, and recognition of the resulting fee income by the Company may fluctuate greatly from quarter to quarter. Thus, the results of any quarter are not necessarily indicative of the results that may be expected for any other period. The Company believes that the development of its lease portfolio will lead to increased recurring rental revenues, which will tend to lessen the fluctuations of its operating results.

ACCOUNTING FOR COMPANY ACTIVITIES

    The accounting treatment for the Company's financing activities varies depending upon the underlying structure of the transaction. The majority of the Company's equipment transactions are structured as either notes receivable or direct finance leases in which substantially all benefits and risks of ownership are borne by the borrower or lessee. In accordance with the Statement of Financial Accounting Standards (SFAS) No. 13, direct finance leases are afforded accounting treatment similar to that for notes receivable. In 1996, the Company began structuring some of its gaming equipment financings as operating leases under which the Company retains substantially all of the benefits and risks of ownership. In the third quarter of 1997, the Company began structuring certain of its gaming equipment transactions as sales-type leases. Consistent with the Company's strategy to increase its leasing activities, the 1996 and 1997 originations involve a greater mix of operating leases, which generate revenues throughout the lease term, as opposed to notes or direct finance leases, which generate revenues primarily upon sale.

    The Company's revenue generating activities can be categorized as follows:
(i) EQUIPMENT SALES; (ii) REVENUE FROM SALES-TYPE LEASES; (iii) RENTAL REVENUE ON OPERATING LEASE ACTIVITY; (iv) FEE INCOME, resulting principally from the sale of lease or note receivable transactions; and (v) FINANCE INCOME, resulting from financing transactions in which the direct finance lease or note receivable is retained by the Company.

    The types of income are further described below:

    EQUIPMENT SALES. In mid-1997, the Company established a reconditioned gaming machine sales and distribution program, PDS Slot Source. Used gaming machines are obtained by the Company either from its customers at the end of an applicable lease term or in the marketplace. The cost of this equipment is recorded in the consolidated balance sheet as equipment held for sale or lease. At the time of sale, the Company records revenue equal to the selling price of the related asset. Upon selling reconditioned gaming machines, the Company removes the underlying asset from its consolidated balance sheet. Equipment sales also includes the sale of equipment which may occur during the term of an operating lease.

    REVENUE FROM SALES-TYPE LEASES. Beginning in the third quarter of 1997, the Company structured certain of its gaming equipment transactions as sales-type leases. Sales-type leases, like direct-finance leases, transfer substantially all the benefits and risks of ownership of the leased asset to the lessee. Unlike direct finance leases, sales-type leases also include dealer profit resulting from the Company leasing equipment which was purchased at a discount that is not available to the lessee. This dealer profit is recognized at the inception of the lease in the consolidated income statement as the difference between income from sales-type leases and sales-type lease cost. Revenue from sales-type leases is the present value of the future minimum lease payments. Sales-type lease cost is the Company's equipment cost, net of any discounts. Upon selling a sales-type lease to a third party, the Company removes the underlying asset from its consolidated balance sheet.

    RENTAL REVENUE ON OPERATING LEASES. Operating leases are defined as those leases in which substantially all the benefits and risks of ownership of the leased asset are retained by the Company. Revenue from operating leases consists of monthly rentals and is reflected in the consolidated income statement evenly over the life of the lease as rental revenue on operating leases. The cost of the related equipment is depreciated on a straight-line basis over the lease term to the Company's estimate of residual value. This depreciation is reflected on the consolidated income statement as depreciation on operating leases.

    For operating leases, the cost of equipment, less accumulated depreciation, is recorded in the consolidated balance sheet as EQUIPMENT UNDER OPERATING LEASES, NET.

    FEE INCOME. The Company funds much of the direct finance lease and note transactions it originates through a sale of such transactions (i.e., the sale of all of the Company's right, title and interest in the future payment stream from the related leases or notes). A sale may occur simultaneously with the origination or several months thereafter. At the time of sale, the Company records fee income equal to the difference between the selling price and the carrying value of the related financial asset. The calculation of fee income reflects many factors, including the credit quality of the borrowers or lessees, the type of underlying equipment, credit enhancements, if any and ultimately, the terms under which the transaction was both originated and sold. Fee income also includes commissions earned for arranging financing in which the Company is not a party to the transaction.

    Upon the sale of a lease or note, the Company removes the underlying asset from its consolidated balance sheet.

    FINANCE INCOME. For the period during which the Company holds a note receivable or direct finance lease, finance income is recognized over the term of the underlying lease or note in a manner which produces a constant percentage rate of return on the asset carrying cost.

    For those direct finance leases held by the Company, the present value of the future minimum lease payments are recorded in the consolidated balance sheet as DIRECT FINANCE LEASES.

RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1997 AND 1996

    Revenues totaled $47.4 million in 1997, a significant increase from $6.4 million in 1996. The increase in revenues is primarily attributable to equipment sales, sales-type leases of new gaming equipment as well as the Company's expanded lease portfolio. Revenues have also benefited from the Company becoming licensed to own gaming equipment in Nevada and other jurisdictions in 1997. Gross originations of financing transactions in 1997 totaled $84.4 million compared to $73.8 million in 1996, an increase of 14%.

    EQUIPMENT SALES totaled $17.5 million in 1997. The Company did not sell equipment in 1996. The Company has obtained its gaming equipment distributor licenses in Nevada, New Jersey, Colorado, Iowa and Minnesota and, in 1997, established its reconditioned gaming machine sales and distribution program, PDS Slot Source. The 1997 equipment sales include both equipment which had been under operating leases, and used gaming machines which the Company purchased in the marketplace and reconditioned prior to sale. The cost of equipment sold was $15.2 million.

    REVENUE FROM SALES-TYPE LEASES was $14.5 million in 1997, resulting from the Company's first sales-type leases of new gaming equipment. Consistent with the growth of the distribution business described above, the Company intends to continue to offer this type of lease. The Company did not originate sales-type leases during 1996. The related cost of these sales-type leases was $13.7 million in 1997.

    RENTAL REVENUE ON OPERATING LEASES increased significantly, consistent with the Company's strategy. The Company's average operating lease portfolio grew substantially to $27.7 million during 1997, compared to $9.1 million during 1996. Rental revenue on operating leases increased to $11.4 million during 1997 from $2.9 million during 1996. Related depreciation also increased to $8.6 million from $2.2 million. These leases are expected to generate revenues throughout their lease terms, which range from 24 months to 48 months and are typically 36 months.

    FEE INCOME was $2.7 million related to the sale of transactions with a basis of $74.5 million during 1997, compared to fee income of $2.5 million on the sale of transactions with a basis of $52.9 million during 1996.

    FINANCE INCOME increased to $1.6 million in 1997 from $0.8 million in 1996. The increase primarily reflects the larger portfolio of notes receivable held by the Company in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES in 1997 increased to $4.1 million from $2.3 million in 1996, primarily attributable to higher payroll and occupancy costs associated with the expansion of the sales activities and the formation of the reconditioned gaming machine program in Las Vegas, Nevada in 1997.

    INTEREST EXPENSE increased to $4.3 million from $1.4 million due to higher levels of borrowing directly related to the larger investment in equipment for leasing beginning in the second half of 1996.

    OTHER EXPENSE in 1997 primarily reflects the loss on the sale of certain marketable securities.

    INCOME BEFORE INCOME TAXES increased $1.0 million to $1.5 million for 1997, compared with $0.5 million for 1996. The improvement in 1997 reflects the profit contributions from equipment sales, sales-type leases and operating lease activities, partially offset by higher related costs and expenses, as described above.

    INCOME TAXES The Company's effective income tax rate in 1997 was approximately 38%, compared to approximately 37% in 1996. Both effective rates are higher than the federal statutory rate of 34%, due primarily to state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

    The funds necessary to support the Company's activities have been provided by cash flows generated primarily from the operating activities described above and various forms of recourse and non-recourse borrowings. The Company's strategy to increase its leasing activities involves a higher level of investment in equipment under operating leases and equipment held for sale or lease, financed through discounted lease rentals and notes payable. The Company expects its lease portfolio to generate recurring cash flow from operations throughout the lease term.

    The Company's cash and cash equivalents totaled $1.9 million at December 31, 1997, a decrease of $0.9 million from December 31, 1996. During 1997, cash flow provided by operating activities totaled $12.8 million, an increase of $3.4 million from 1996. The higher level of cash provided by operating activities in 1997, when compared with 1996, primarily results from the Company's expanded leasing activities. The cash provided by investing activities in 1997 primarily reflects $14.7 million in proceeds from the sale of leased equipment, partially offset by $11.0 million of new investment in equipment for leasing. The majority of the proceeds from the sale of equipment under operating leases were used to pay related borrowings, primarily discounted lease rentals. The higher level of proceeds from, and payments on, notes payable in 1997 reflect the utilization of the Company's new revolving credit and working capital facilities. The greater magnitude of operating and financing activities in 1997 reflects the higher level of originations and larger lease portfolio, as discussed above.

    At December 31, 1997 total borrowings were $27.5 million, up from $25.6 million at December 31, 1996. The majority of the proceeds from borrowings were invested in equipment in the Company's leasing operations. The Company's recourse debt to equity ratio was 2.0:1 at December 31, 1997 compared with 1.3:1 at December 31, 1996. The following summarizes the significant borrowing activities of the Company.

DEBT FINANCING

    DISCOUNTED LEASE RENTALS. Subsequent to origination of certain leases, the Company discounts the remaining leases payments with various financial institutions in return for a cash payment based on the present value of such payments. Proceeds from discounting are recorded in the Company's consolidated balance sheet as discounted lease rentals. The discounted lease rentals are generally non-recourse to the Company. As lessees make payments, rental revenue on operating leases is recorded by the Company with an offsetting charge to interest expense and a reduction in the discounted lease rentals utilizing the interest method. Total discounted lease rentals decreased to $5.9 million as of December 31, 1997 from $18.0 million as of December 31, 1996. The net decrease of $12.1 million is primarily the result of principal payments of $18.3 million, partially offset by cash proceeds from discounting of $4.7 million and non-cash borrowings of $1.5 million.

    NOTES PAYABLE. Total notes payable increased to $21.5 million as of December 31, 1997 from $5.8 million as of December 31, 1996 in part as a result of advances under new revolving borrowing agreements, described in the accompanying Notes to Consolidated Financial Statements. The net increase of approximately $15.7 million is primarily the result of additional net non-cash borrowings of $19.1 million, cash proceeds of $10.5 million, partially offset by payments of $13.9 million. The non-cash borrowings are described in Note 2 of Notes to Consolidated Financial Statements.

CAPITAL RESOURCES

    At December 31, 1997, the Company's revolving borrowing capability is $34.0 million compared with $26.0 million at December 31, 1996. Advances under these agreements aggregated $8.4 million at December 31, 1997.

    The Company's current financial resources, including estimated cash flows from operations, the revolving credit and working capital facilities, and the proceeds from the sale of Units in this offering are expected to be sufficient to fund the Company's anticipated working capital needs. In addition to the borrowing activities described above, the Company has developed a network of financial institutions to which it sells financial transactions on a regular basis. The Company is, from time to time, dependent upon the need to liquidate or externally finance transactions originated and held in its investment portfolio. The Company continues to explore other possible sources of capital, however, there is no assurance that additional debt financing if required, can be obtained or will be available on terms acceptable to the Company.

    Inflation has not been a significant factor in the Company's operations.

YEAR 2000 ISSUE

    The Company is currently evaluating the potential impact of the situation referred to as the "Year 2000 Issue." The Year 2000 Issue concerns the inability of computer software programs to properly recognize and process date sensitive information relating to the Year 2000. The Company has begun evaluating its major automated systems to determine if they are Year 2000 compliant and has contacted the suppliers of certain of those systems to inquire about Year 2000 compliance. The Company believes that its major automated systems are Year 2000 compliant.

    The Company also has electronic interfaces with certain of its suppliers. The Company has made inquiries and received assurances from such suppliers with respect to Year 2000 issues.

    The Company believes that any costs associated with and the potential impact of the Year 2000 Issue will not be material. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems would not have a material adverse effect on the Company.

RECENT ACCOUNTING DEVELOPMENTS:

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, a new standard for reporting and displaying comprehensive income. This new standard will be adopted in the first quarter of 1998. The Company does not expect the adoption of this new standard to have a material affect on its financial position or results of operations.

    In June 1997, the FASB issued SFAS No. 131, a new standard for reporting segment information in financial statements. The new standard will be effective for the Company's annual financial statements in 1998. Management of the Company is currently evaluating this standard and has not yet determined its impact on the Company's disclosures.

    The Company capitalizes certain costs of computer software developed or obtained for internal use. The amounts capitalized are not significant and the Company's policy for the capitalization of these costs is consistent with the guidelines included in the American Institute of Certified Public Accountants' recent Statement of Position for accounting for costs of computer software developed or obtained for internal use.

                                    BUSINESS

    CERTAIN STATEMENTS SET FORTH BELOW CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE REFORM ACT. SEE "FORWARD-LOOKING STATEMENTS" FOR FACTORS RELATING TO SUCH STATEMENTS.

BACKGROUND

    The Company engages in the business of financing and leasing gaming equipment and supplying reconditioned gaming machines to casino operators. The gaming equipment financed by the Company consists mainly of slot machines, video gaming machines and other gaming devices. In addition, the Company finances furniture, fixtures and other gaming related equipment, including gaming tables and chairs, restaurant and hotel furniture, vehicles, security and surveillance equipment, computers and other office equipment. In 1996, the Company introduced SlotLease, a specialized operating lease program for slot machines and other electronic gaming devices. In 1997, the Company established PDS Slot Source, a reconditioned gaming machine sales and distribution program, to complement its leasing and financing activities.

    The Company was founded in 1988 as a leasing company, specializing in vehicle and general equipment leasing transactions. The Company began providing equipment financing for new Indian gaming facilities in the Upper Midwest in early 1991. Since 1994, all of the Company's gross originations have resulted from transactions in the gaming industry. In 1996, the Company established a sales office in Las Vegas, Nevada, which became the Company's principle executive office in 1997.

    The Company generally targets established medium-sized casino operators that are opening new gaming facilities or expanding existing gaming facilities, as well as new casino operators that the Company believes have acceptable credit quality or credit enhancements provided by equipment manufacturers. Most of the Company's equipment financing transactions range from $500,000 to $2.5 million. The Company is currently focusing its primary efforts on the traditional gaming markets of Nevada and New Jersey.

GAMING INDUSTRY

    The casino industry in the United States, and the gaming industry in general, have experienced substantial growth in recent years. Prior to 1979, high stakes gaming activities were limited to Nevada. In 1979, casino gaming was legalized in New Jersey. Between 1979 and 1988, gaming activities by various Indian tribes developed, leading to the federal enactment of the Indian Gaming Regulatory Act of 1988. The growth of Indian gaming served as a catalyst for certain jurisdictions to consider non-Indian casino gaming because of its potential as a source of government revenue. Since 1989, various forms of casino gaming have been legalized in Colorado, Illinois, Indiana, Iowa, Louisiana, Michigan, Mississippi, Missouri and South Dakota. In addition, gaming facilities operate on cruise ships sailing out of California, Florida, Georgia, Hawaii and Puerto Rico. Several other states have approved or are considering approval of some form of casino gaming. No assurance can be given as to whether any additional states will adopt legislation permitting casino gaming in the future or the nature, timing and extent of casino development in any state.

    According to data compiled from gaming commission reports, in 1996 there were approximately 372,000 total slot machines installed in the United States, compared with approximately 237,000 total slot machines installed in the United States in 1993 and approximately 156,000 total slot machines installed in the United States in 1990. According to data compiled from gaming commission reports, in 1996 there were approximately 86,000 slot machines shipped in the United States, compared with approximately 69,000 slot machines shipped in the United States in 1993 and approximately 16,000 slot machines shipped in the United States in 1990, which represents machines shipped to replace older machines or new installations of machines.

COMPANY STRATEGY

    The Company believes that the gaming industry in general has entered into a gaming equipment replacement cycle, which provides increased opportunities for the Company's products and services. The Company believes its ability to offer casino operators gaming devices under operating lease structures provides a competitive advantage over financial institutions who do not possess gaming licenses. The Company's strategy is to increase both its portfolio of assets under lease and its reconditioned gaming machine sales, and thereby increase its revenues and cash flow. Recently the Company has increased its focus on the Nevada and New Jersey gaming markets, and the Company intends to further expand its presence in those markets.

    Because it is licensed to own and distribute gaming machines in key states, the Company believes it is able to offer a wider variety of gaming equipment financing structures, such as operating leases, which are especially important for small to medium-sized casino operators that may be subject to financing covenants that restrict indebtedness. While gaming equipment manufacturers and distributors may offer financing to casino operators, this financing may not be on the most favorable terms to casino operators, and the manufacturers and distributors generally do not offer sufficient financing for other necessary furniture, fixtures and equipment. The Company believes its experience in and knowledge of the gaming industry, as well as its licenses, allow it to offer financing packages and services that meet the needs of the gaming industry in a more effective manner than traditional financing and leasing sources and equipment manufacturers and distributors.

THE SLOTLEASE PROGRAM

    The Company believes SlotLease, its operating lease program, has been well received by casino operators since its introduction in 1996 because it offers casino operators lower monthly payments and off-balance sheet financing. The Company believes that the SlotLease program promotes its strategic objective of increasing recurring revenues. The Company retains ownership of the gaming equipment under operating lease, and at the end of the applicable lease term the Company offers the casino operator an option to purchase the gaming equipment at its then determined fair market value or extend the lease term. The Company receives rental income under a non-cancelable lease, which ranges from 24 to 48 months and typically has a term of 36 months. The casino operator incurs rental expense and avoids reflecting an asset and related liability on its balance sheet. Returned gaming machines are inventoried for lease or resale by the Company through the PDS Slot Source program.

PDS SLOT SOURCE

    In May 1997, the Company introduced PDS Slot Source, its reconditioned gaming machine sales and distribution program. The Company believes that the secondary market for gaming machines is fragmented, underdeveloped and represents a significant opportunity for growth. The Company obtains used gaming machines either from its customers at the end of an applicable lease term or in the market from distributors, brokers or operators. These gaming machines are refurbished by the Company prior to resale or occasionally are sold "as is" to a customer. The Company believes its ability to recondition and distribute used gaming machines enhances the market value of gaming machines at the end of an operating lease and facilitates additional financing transactions.

STRUCTURE OF EQUIPMENT FINANCING TRANSACTIONS

    In addition to offering operating leases through its SlotLease program, the Company also provides financing in the form of capital leases or collateralized loans. Such financing transactions are either originated directly by the Company with the casino operator or are structured jointly with the gaming equipment manufacturer or distributor. Both of these types of transactions transfer substantially all of the benefits and risks of ownership to the lessee/borrower. Under a capital lease, the lessee is required to pay the Company the purchase price of the gaming equipment either throughout the term of the lease or, if the lease payments are not sufficient to cover the purchase price of the gaming equipment, the lessee is required to pay the Company a balloon payment at the end of the lease term. Most of the Company's equipment financing transactions range from $500,000 to $2.5 million. The Company generally obtains the funds necessary for its capital lease or collateralized loan originations by selling all or a portion of its interest in the payment stream to one or more institutional investors, often simultaneously with its origination of financing transactions. The sale price of a financing transaction is based upon the discounted present value of the payment stream. The Company's ability to locate investors to purchase its financing transactions depends on many factors, including the credit quality of the borrowers or lessees, the type of underlying equipment, credit enhancements, if any, and the terms under which the transaction was both originated and sold. See "Risk Factors--Dependence on Availability of Funding."

MARKETING

    The Company's marketing strategy has been to develop working relationships with casino operators and owners, key equipment manufacturers and distributors, as well as relationships with investment banking firms and other sources of financing. Management believes that the cultivation of such ongoing relationships creates financing opportunities for the Company. While the Company is negotiating further informal and formal commitments from other casino operators and owners, equipment manufacturers, distributors and financial institutions, there can be no assurance that any further agreements can be reached or that manufacturers, distributors, or any other vendor will refer their transactional business to the Company.

    The Company's customers are primarily medium sized casinos operating mainly in the traditional gaming markets of Nevada and New Jersey. Many of the Company's customers have a presence in more than one geographic market. In all of its markets, the Company generally targets established medium-sized casino operators that are opening new gaming facilities or are expanding or retrofitting existing facilities, as well as new casino operators that the Company believes have acceptable credit quality or credit enhancements provided by equipment manufacturers.

    The Company advertises its products and services by participating in the World Gaming Conference & Expo, which is held every fall in Las Vegas, Nevada. The Company also advertises in trade magazines and occasionally sends direct mail advertisements to medium sized casino operators.

COMPETITION

    The finance industry is highly competitive. In the gaming equipment financing market, the Company competes primarily with equipment manufacturers and to a lesser extent with leasing companies, commercial banks and other financial institutions. Certain of the Company's competitors are significantly larger and have substantially greater resources than the Company. The Company sometimes jointly markets its financing services with gaming equipment manufacturers who may be competitors of the Company. The Company believes its ability to offer casino operators gaming devices under operating lease structures provides a competitive advantage over financial institutions who do not possess gaming licenses.

    The Company competes on the basis of offering flexibility in structuring leases and other financial transactions, commitment to prompt attention to customer needs, creative solutions to non-traditional financing requests, and immediate reactions to changes in the financial marketplace. In addition to financing gaming equipment, the Company finances substantially all other types of furniture, fixture and equipment used in a casino operation.

    With respect to the sales of reconditioned gaming machines, the Company competes primarily against equipment manufacturers and smaller distributors. It is possible that new competitors may engage in gaming equipment financing or the distribution of reconditioned gaming machines, some of which may have licenses to own or sell gaming equipment and have greater financial resources than the Company.

PRINCIPAL CUSTOMERS

    Historically, the Company has experienced significant nonrecurring revenues in connection with the completion of large gaming equipment financing transactions. Revenues from the Company's five principal customers were 37%, 18%, 11%, 2% and 7% of total revenues during 1997 and 20%, 0%, 16%, 20% and 14%
of total revenues during 1996. The Company does not expect revenues from certain of these customers to represent a significant percentage of its total revenues in 1998. Due to the nature of its large gaming equipment financing transactions, the Company believes that a significant percentage of its total revenues may be derived from one or several of its customers in 1998.

GOVERNMENT REGULATION

    Gaming is a highly regulated industry. The Company's gaming equipment financing activities are subject to federal and state regulation and oversight. In order to offer its SlotLease and PDS Slot Source programs, the Company must be licensed to own and distribute gaming devices in each jurisdiction where it conducts business. As part of the licensing process, each gaming jurisdiction performs a thorough investigation of each applicant, its directors and certain of its officers, key employees and significant shareholders. The Company currently is licensed as a gaming equipment distributor under Nevada, New Jersey, Colorado, Iowa and Minnesota gaming laws. The Company has gaming license applications pending in Mississippi and Indiana, which were filed in 1997. Expansion of the Company's activities may be hindered by delays in obtaining requisite state licenses or other approvals.


    No investor may become a holder of 5% or more of the Company's stock without first agreeing to consent to a background investigation, provide a financial statement and respond to questions from gaming regulators. See "Description of Securities--General." In addition, investors holding less than 5% of the Company's stock may be subject to the same requirements by regulatory agencies which license the Company.


    Gaming on Indian land is further regulated by tribal governments. Changes in federal, state or tribal laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted on Indian land. In addition, numerous lawsuits nationwide seek to limit or expand Indian gaming activities. The outcome of such litigation cannot be predicted.

    The following references to material statutes and regulations affecting the Company are brief summaries thereof and do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations. Any change in applicable law or regulation may have a material effect on the business of the Company.

    NEVADA. The ownership, operation, sale and distribution of gaming devices in Nevada is subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, the "Nevada Act") and various local regulations. Generally, gaming activities (including the sale and lease of gaming devices) may not be conducted in Nevada unless licenses are obtained from the Nevada Gaming Commission (the "Nevada Commission") and appropriate county and city licensing agencies. The Nevada Commission, the Nevada State Gaming Control Board (the "Nevada Board") and the various county and city licensing agencies are collectively referred to herein as the "Nevada Gaming Authorities."

    The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Company's operations.

    PDS Nevada, a Nevada corporation and wholly owned subsidiary of the Company, is required to be licensed as a distributor by the Nevada Gaming Authorities. The gaming license requires the periodic payment of fees and taxes and is not transferable. The Company is registered by the Nevada Commission as a publicly traded corporation ("Registered Corporation") and as such, it is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, the Company or PDS Nevada without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company and PDS Nevada have obtained from the Nevada Gaming Authorities the various registrations, approvals, permits and licenses required to engage in gaming activities in Nevada.

    The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire, or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. "Gaming facilities" has been interpreted by the Nevada Gaming Authorities to include the acquisition or financing of gaming devices in Nevada. The Company has applied for approval by the Nevada Commission of this Offering and received such
approval on                 . Furthermore, any such approval, if granted, does
not constitute a finding, recommendation, or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

    The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or PDS Nevada in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of PDS Nevada must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors, and key employees of the Company who are actively and directly involved in gaming activities of PDS Nevada may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation incurred by the Nevada Gaming Authorities. Changes in licensed positions must be reported to the Nevada Gaming Authorities, and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in corporate position.

    If the Nevada Gaming Authorities were to find an officer, director, or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company or PDS Nevada, the company involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company or PDS Nevada to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

    The Company and PDS Nevada are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financial transactions by PDS Nevada must be reported to, or approved by, the Nevada Commission.

    If it were determined that the Nevada Act was violated by PDS Nevada, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, PDS Nevada, the Company, and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada

Commission. Limitation, conditioning or suspension of any gaming license could (and revocation of any gaming license would) materially adversely affect the Company's gaming operations.

    Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated and have his suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

    The Nevada Act requires any person who acquires more than five percent of the Company's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires beneficial owners of more than 10 percent of the Company's voting securities to apply to the Nevada Commission for a finding of suitability within 30 days after the chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10 percent, but not more than 15 percent, of the Company's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Company, any change in the Company's corporate charter, bylaws, management, policies, or operations of the Company, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding the Company's voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of the investigation incurred by the Nevada Gaming Authorities.

    Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. A record owner may also be found unsuitable if the record owner fails to identify the beneficial owner within 30 days of a request by the Nevada Commission or Chairman of the Nevada Board. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or PDS Nevada, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person,
(iii) pays remuneration in any form to that person for services rendered or otherwise, or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities for cash at fair market value.

    The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file applications, be investigated, and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

    The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

    Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission under a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

    The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Company can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Company's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

    License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly, or annually. Nevada licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license, also pay certain fees and taxes to the State of Nevada.

    Any person who is licensed, required to be licensed, registered, required to be registered or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease at the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. A Licensee is also subject to disciplinary action by the Nevada Commission if it knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engages in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employs a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

    NEW JERSEY. The Company and certain of its owners, officer, directors and employees are currently required to be licensed under the New Jersey Casino Control Act (the "New Jersey Act") as a gaming-related casino service industry qualified to sell its products to casinos in New Jersey. The sale and distribution of gaming equipment to casinos in New Jersey is also subject to the New Jersey Act and the regulations promulgated thereunder by the New Jersey Casino Control Commission (the "NJCCC"). The NJCCC has broad discretion in promulgating and interpreting regulations under the New Jersey Act. Amendments and supplements to the New Jersey Act, if any, may be of material nature, and accordingly may adversely affect the ability of the Company or its employees to obtain any required licenses, permits, and approvals from the NJCCC, or any renewals thereof.

    The current regulations govern licensing requirements, standards for qualification, persons required to be qualified, disqualification criteria, competition, investigation of supplementary information, duration of licenses, record keeping, causes for suspension, standards for renewals or revocation of licenses, equal employment opportunity requirements, fees and exemptions. In deciding to grant a license, the NJCCC may consider, among other things, the financial stability, integrity, responsibility, good character, reputation for honesty, business ability and experience of the Company and its directors, officers, management, and supervisory personnel, principal employees and stockholders as well as the adequacy of the financial resources of the Company.

    Pursuant to the New Jersey Act, NJCCC regulations and precedent, no entity may hold a gaming-related casino service industry license unless each owner of the entity who directly or indirectly holds any beneficial interest or ownership in excess of 5% of the entity, each director of the entity (except that a director who, in the opinion of the NJCCC is not significantly involved in or connected with the management or ownership of the entity shall not be required to qualify), each officer of the entity who is significantly involved in or has authority over the conduct of business directly related to gaming activity and each officer whom the NJCCC may consider appropriate, the management employee supervising the regional or local office which employs the sales representative who will deal with the casino licensees, each employee who acts as a sales representative of who regularly engages in the solicitation of business from casino licensees, and any person whom the NJCCC may consider appropriate for approval or qualification, obtains and maintains qualification approval from the NJCCC.

    The NJCCC may require all financial backers, investors, mortgagees, bondholders and holders of notes or other evidence of indebtedness, either in effect or proposed, which bears any relation to the gaming devices being distributed in New Jersey, publicly traded securities of an entity which holds a casino license or is an entity qualifier, subsidiary or holding company of a casino licensee (all of the above are collectively the "Regulated Company") to qualify as financial sources.

    An institutional investor ("Institutional Investors") is defined by the New Jersey Act as any retirement fund administered by a public agency for the exclusive benefit of federal, state, or local public employees; investment company registered under the Investment Company Act of 1940; collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; closed end investment trust; chartered or licensed life insurance company or property and casualty insurance company; banking or other chartered or licensed lending institution; investment advisor registered under the Investment Advisers Act of 1940; and such other persons as the NJCCC may determine for reasons consistent with the policies of the New Jersey Act.

    An Institutional Investor shall be granted a waiver by the NJCCC from financial source or other qualification requirements applicable to a holder of publicly-traded securities, in the absence of a prima facie showing by the New Jersey Division of Gaming Enforcement that there is any cause to believe that the Institutional Investor may be found unqualified, on the basis of the NJCCC findings that: (a) its holdings were purchased for investment purposes only and, upon request by the NJCCC, it files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the licensee or its holding or intermediary companies; provided, however, that the Institutional Investor will be permitted to vote on matters put to the vote of the outstanding security holders; and (b) if (i) the securities are debt securities of a licensee or a licensee's holding or intermediary companies or other subsidiary company of the licensee's holding or intermediary companies which is related in any way to the financing of the licensee and represent either (x) 20% or less of the total outstanding debt of the company, or (y) 50% or less of any issue of outstanding debt of the company, (ii) the securities are under 10% of the equity securities of a licensee or a licensee's holding or intermediary companies, or (iii) if the securities so held exceed such percentages, upon a showing of good cause. The NJCCC may grant a waiver of qualification to an Institutional Investor holding a higher percentage of such securities upon a showing of good cause and if the conditions specified above are met.

    Generally, the NJCCC requires each institutional holder seeking waiver of qualification to execute a certification to the effect that (i) the holder has reviewed the definition of Institutional Investor under the New Jersey Act and believes that it meets the definition of Institutional Investor; (ii) the securities are those of a publicly traded corporation; (iii) the holder purchased the securities for investment purposes only and holds them in the ordinary course of business; (iv) the holder has no involvement in the business activities of, and no intention of influencing or affecting the affairs of the issuer, the licensee, or any affiliate; and (v) if the holder subsequently determines to influence or affect the affairs of the issuer, the licensee of any affiliate, it shall provide not less than 30 days' prior notice of such intent and shall file with the NJCCC an application for qualification before taking any such action. If an Institutional Investor changes its investment intent, or if the NJCCC finds reasonable cause to believe that it may be found unqualified, the Institutional Investor may take no action with respect to the security holdings, other than to divest itself such holdings.

    The New Jersey Act imposes certain restrictions upon the issuance, ownership, and transfer of securities of a Regulated Company and defines the term "security" to include instruments which evidence a direct or indirect beneficial ownership or creditor interest in a Regulated Company including but not limited to, mortgages, debentures, security agreements, notes and warrants.

    If the NJCCC finds that a holder of such securities is not qualified under the New Jersey Act, if has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the NJCCC has the power to revoke or suspend the casino service industry license of the Regulated Company which issued the securities. If a holder is found unqualified, it is unlawful for the holder (i) to exercise, directly or through any trustee or nominee, any right conferred by such securities, or (ii) to receive any dividends or interest upon any such securities or any renumeration in any form, from the licensee for service rendered or otherwise.

    If, as a result of transfer of publicly-traded securities of a Regulated Company or a financial entity of a Regulated Company, any person is required to qualify under the New Jersey Act, that person is required to file an application for licensure or qualification within 30 days after the NJCCC determines that qualification is required or declines to waive qualification.

    New Jersey gaming-related casino service industry licenses are granted for a period of two or four years, depending on the length of time a company has been licensed, and are renewable. The NJCCC may impose such conditions upon licensing as it deems appropriate. Licenses are also subject to suspension, revocation or refusal for sufficient cause, including the violation of any law. In addition, licensees are also subject to monetary penalties for violations of the New Jersey Act or the regulations of the NJCCC.

    MISSISSIPPI. The ownership, operation, sale and distribution of gaming devices are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming

Commission and the regulatory control of the Mississippi State Tax Commission (the "Mississippi Gaming Authorities").

    The Mississippi Gaming Control Act (the "Mississippi Act"), which legalized dockside casino gambling in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the Nevada Gaming Control Act. The Mississippi Gaming Commission has adopted regulations which are also similar in many respects to the Nevada gaming regulations.

    The laws, regulations and supervisory procedures of the Mississippi Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimal procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Mississippi Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission. Changes in such laws, regulations and procedures could have an adverse affect on the Company's operations.

    PDS-Mississippi is required to be licensed as a distributor by the Mississippi Gaming Authorities. PDS-Mississippi is an applicant for a distributor license. As an applicant, it is permitted to conduct business in Mississippi prior to licensure in Mississippi. Distributor licenses are nontransferable and are initially issued for a two year period and must be periodically renewed thereafter. The license requires the periodic payment of fees and taxes and is not transferable. The Company is an applicant for registration with the Mississippi Gaming Commission as a publicly traded corporation ("Registered Corporation") and as such, it will be required periodically to submit detailed financial and operating reports to the Mississippi Gaming Commission and furnish any other information which the Mississippi Gaming Commission may require. PDS-Mississippi, as applicant for a distributor license, and the Company, as an applicant as a registered corporation, are subject to the licensing and regulatory control of the Mississippi Gaming Authorities. If after licensure and registration, PDS-Mississippi and the Company do not continue to satisfy the requirements of the Mississippi Gaming Authorities, PDS-Mississippi could no longer conduct business in Mississippi. Furthermore, if PDS-Mississippi fails to obtain licensure and the Company fails to obtain registration, PDS-Mississippi could no longer do business in Mississippi.

    Certain officers and employees of the Company and officers, directors and certain employees of PDS-Mississippi must be found suitable by the Mississippi Gaming Commission. The Company believes it has applied for all necessary findings of suitability with respect to such persons associated with the Company or PDS-Mississippi, although the Mississippi Gaming Commission, in its discretion may require additional persons to file applications for finding of suitability. In addition, any persons having a material relationship or involvement with the Company may be required to be found suitable for licensure, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Gaming Commission may deny an application for licensure or finding of suitability for any cause that it deems reasonable.

    Substantially all loans, leases, sales of securities and similar financial transactions by PDS-Mississippi must be reported to or approved by the Mississippi Gaming Commission. The Company may not make an issuance or a public offering of its securities without the prior approval of the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for one or more such purposes. "Gaming facilities" has been interpreted by the Mississippi Gaming Commission to include the acquisition or financing of gaming devices in Mississippi. The Company has applied for approval by the Mississippi Gaming Commission of this
offering and received such an approval on                  . Such approval, if
given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. Any representation to the contrary is unlawful.

    If the Mississippi Gaming Commission decides that PDS-Mississippi violated a gaming law or regulation, the Mississippi Gaming Commission could limit, condition, suspend or revoke the license of PDS-Mississippi. In addition, PDS-Mississippi, the Company and the persons involved could be subject to substantial fines for each separate violation, limitation, conditioning, suspension or revocation of any distributor license would materially adversely affect the Company's and the PDS-Mississippi's operations.

    At any time, the Mississippi Gaming Commission has the power to investigate and require the finding of suitability of any record or beneficial owner of the Company's shares of Common Stock. Mississippi law requires any person who acquires more than 5% of the Company's Common Stock to report the acquisition to the Mississippi Gaming Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than 10% of the Company's Common Stock, as reported to the Commission, must apply for a finding of suitability by the Mississippi Gaming Commission and must pay the costs and fees the Mississippi Gaming Commission incurs conducting the investigation. The Mississippi Gaming Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than 5% of a public company's common stock. If a stockholder who must be found suitable is a corporation, partnership, or trust, it must submit detailed business and financial information including a list of beneficial owners. The Mississippi Gaming Commission has adopted a policy with respect to certain institutional investors which may permit such investors to purchase and hold up to 10% of a public company's common stock without a suitability finding. Such institutional investors may be required to file certain information with the Mississippi Gaming Commission under the policy and the Mississippi Gaming Commission retains discretion to require finding of suitability at any time. To date, all stockholders of the Company required to be suitable by the Mississippi Gaming Commission have been found suitable.

    Any person who fails or refuses to apply for a finding of suitability or license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. Management believes that compliance by the Company with the licensing procedures and regulatory requirements of the Mississippi Gaming Commission will not affect the marketability of its securities. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of the securities of the Company beyond such time as the Mississippi Gaming Commission prescribes, may be guilty of a misdemeanor. The Company is subject to disciplinary action if, after receiving notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or its Mississippi Gaming Subsidiaries, the Company: (i) pays the unsuitable person any dividend or other distribution upon the voting securities of the Company; (ii) recognizes the exercises, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person; (iii) pays the unsuitable person any renumeration in any form for services rendered or otherwise, except in certain and specific circumstances; or (iv) fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

    The Company may be required to disclose to the Mississippi Gaming Commission, upon request, the identities of the security holders including holders of debt securities of the Company. In addition, the Mississippi Gaming Commission under the Mississippi Act may, in its discretion, require holders of debt securities of registered corporations to file applications, investigate such holders, and require such holders to be found suitable to own such debt securities. Although the Mississippi Gaming Commission does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Gaming Commission retains the discretion to do so for any reason, including but not limited to a default or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with such an investigation. If the Mississippi Gaming Commission determines that a person is unsuitable to own such a security, then it is unlawful for the unsuitable person: (i) to receive any dividend or interest whatsoever from the Company; (ii) to exercise any voting right conferred by such securities or interest; or (iii) to receive any renumeration in any form from the Company.

    The Mississippi Gaming Commission has the power to require that the Company's securities bear legend to the general effect that such securities are subject to the Mississippi Act and the regulations of the Mississippi Gaming Commission. The Mississippi Gaming Commission has applied power, through the power to regulate licensees, to impose additional restrictions on the holders of the Company's securities at any time. The Company has applied for a waiver from the legend requirement in connection with the licensing of PDS-Mississippi.


    OTHER JURISDICTIONS. The Company currently is also licensed to operate as a distributor of gaming equipment in Colorado, Iowa and Minnesota and has a license application pending in Indiana. Although the regulations in these jurisdictions are not identical, their material attributes are substantially similar, as described below.


    The manufacture, sale and distribution of gaming devices and the ownership and operation of gaming facilities in each jurisdiction are subject to various state, county and/or municipal laws, regulations and ordinances, which are administered by the relevant regulatory agency or agencies in that jurisdiction (the "Gaming Regulators"). These laws, regulations and ordinances primarily concern the responsibility, financial stability and character of gaming equipment owners, distributors, sellers and operators, as well as persons financially interested or involved in gaming or liquor operations.

    In many jurisdictions, selling or distributing gaming equipment may not be conducted unless proper licenses are obtained. An application for a license may be denied for any cause which the Gaming Regulators deem reasonable. In order to ensure the integrity of manufacturers and suppliers of gaming supplies, most jurisdictions have the authority to conduct background investigations of a company, its key personnel, significant stockholders, and others. The Gaming Regulators may at any time revoke, suspend, condition, limit or restrict a license for any cause deemed reasonable by the Gaming Regulators. Fines for violation of gaming laws or regulations may be levied against the holder of a license and persons involved. The Company and its key personnel have obtained all licenses necessary for the conduct of the Company's business in the jurisdictions in which it sells, distributes and finances gaming equipment. Suspension or revocation of such licenses could have a material adverse effect on the Company's operations.

LITIGATION

    The Company is not a party to any significant pending legal proceedings.

EMPLOYEES

    As of December 31, 1997, the Company employed 27 persons, including 6 in direct sales and marketing, 7 in warehousing/refurbishing and 14 in general and administrative functions. All of these persons are full-time employees. The Company is highly dependent upon the services of Johan P. Finley, the Company's founder, President and Chief Executive Officer, and the loss of his services could have a material adverse effect on the Company. The Company maintains $2.0 million of "key person" term life insurance on Mr. Finley. The Company has an employment agreement with Mr. Finley, as well as employment agreements with Peter D. Cleary, the Company's Chief Financial Officer, Robert M. Mann, the Company's Executive Vice President, and Lona M.B. Finley, the Company's Treasurer. See "Management."

FACILITIES

    The Company's corporate offices and warehouse are located in approximately 30,000 square feet of leased space in Las Vegas, Nevada. The Company pays monthly rent of $20,000 pursuant to a lease expiring on January 31, 2005. The Company has additional offices located in approximately 6,000 square feet of leased space in Eden Prairie, Minnesota. The Company pays monthly rent of $8,000 pursuant to a lease expiring on January 14, 2000. The Company considers the facilities as adequate and suitable for the purposes they serve.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of the Company are:

NAME                                      AGE                      TITLE
----------------------------------------  ---  ---------------------------------------------
Johan P. Finley(2)......................  36   President, Chief Executive Officer and
                                               Chairman of the Board
Peter D. Cleary(3)......................  40   Vice President, Chief Financial Officer and
                                               Secretary
Robert M. Mann..........................  47   Executive Vice President
Lona M.B. Finley(3).....................  33   Treasurer
Charles R. Patterson(2).................  55   Director
Joel M. Koonce (1)(2)...................  59   Director
James L. Morrell(1)(3)..................  44   Director
David R. Mylrea.........................  40   Director

------------------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Compliance Committee

    JOHAN P. FINLEY is the founder of the Company and has been its President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in February 1988. In addition, Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products, Inc. from 1991 to 1994. Mr. Finley is the spouse of Lona M.B. Finley.

    PETER D. CLEARY has been Secretary of the Company since January 1998, Vice President and Chief Financial Officer of the Company since September 1995 and has been a Director of the Company since January 1996. From 1980 to 1995, Mr. Cleary served in various positions with Coopers & Lybrand L.L.P., most recently as Audit Manager. Coopers & Lybrand L.L.P. provides accounting services to the Company.

    ROBERT M. MANN has been the Executive Vice President of the Company since March 1995. He is responsible for managing the credit review and administration, credit and operations and marketing functions of the Company, as well as developing and maintaining banking relationships and alternative financing sources for the Company's activities. Mr. Mann began his career in equipment financing and leasing in 1974. Prior to joining PDS, Mr. Mann was Senior Vice President of the Capital Finance Division of ITT Commercial Finance, where his responsibilities included the development of securitization product and financing programs for the gaming industry, as well as the oversight of a $1.5 billion portfolio. During his 15 years with ITT, Mr. Mann also served in a variety of capacities including Manager-Portfolio Control and Senior Analyst-Portfolio Control.

    LONA M.B. FINLEY has been the Treasurer of the Company since December 1993. Prior to becoming Treasurer, Ms. Finley served in various other positions, most recently as Controller with the Company since 1988. Her current duties also include human resource and personnel functions. Ms. Finley is the spouse of Johan P. Finley.

    CHARLES R. PATTERSON has served as President of The Walman Optical Co., a Minnesota manufacturer and distributor of eyeglasses, accessories and ophthalmic examination equipment since 1992. He has served in various capacities with Walman Optical since 1971. Mr. Patterson is a member of the Board of Directors of F.B. Optical Manufacturing, Inc., a Minnesota optical company, and also serves as a member of the Regional Board of the Optical Laboratory Association of the United States. Mr. Patterson has been a member of the Company's Board of Directors since March 1994.

    JOEL M. KOONCE has served as Chief Financial and Administrative Officer of CENEX, Inc., a distributor of petroleum and agronomy products and other farm supplies located in St. Paul, Minnesota, since December 1986. Prior to joining CENEX, Mr. Koonce served in various management positions with Land O'Lakes, most recently as Vice President of Administration and Planning for Agricultural Services. Mr. Koonce served in various management positions for General Mills from 1965 to 1981. He is Chairman of the Board of Directors of the St. Paul Bank for Cooperatives and has been a member of the Company's Board of Directors since April 1994.

    JAMES L. MORRELL is an independent business consultant. From 1986 to 1995, Mr. Morrell was employed by Dain Bosworth Incorporated, where he held a number of management positions, most recently Managing Director, Corporate Finance. Mr. Morrell has been a member of the Company's Board of Directors since March 1996.

    DAVID R. MYLREA is an independent business consultant. From July 1994 to November 1997, Mr. Mylrea was General Counsel and Secretary of the Company. Mr. Mylrea has been engaged in the practice of law in Minneapolis, Minnesota since 1984. He was a partner of the law firm of Parsinen, Bowman and Levy, P.A. from 1989 to 1993. Mr. Mylrea is a director of Edwards Sales Corporation. Mr. Mylrea has been a member of the Company's Board of Directors since January 1994.

    Directors of the Company are elected to serve until their successors are duly elected and qualified. Each non-employee Board member receives an annual cash retainer of $2,500 and a fee of $1,000 for each Board meeting attended. Upon election to the Board of Directors, each non-employee director is automatically granted a non-qualified option to purchase 10,000 shares of the Company's Common Stock at its fair market value on the date of grant. These options have a term of ten years and become exercisable as to 2,500 shares on the date of each Annual Meeting of Stockholders at which the director is re-elected or is serving an unexpired term. Messrs. Patterson and Koonce each received 10,000 such options in March 1994 and April 1994, respectively, which have an exercise price of $5.00 per share. Mr. Morrell received 10,000 such options in March 1996 with an exercise price of $2.50 per share. The Company reimburses officers and directors for their authorized expenses.

EXECUTIVE COMPENSATION

    The following table sets forth the annual compensation for the fiscal years ending December 31, 1997, 1996 and 1995 for the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer and the Chief Operating Officer of the Company:

                                                                                         LONG-TERM
                                                           ANNUAL COMPENSATION         COMPENSATION
                                                    ---------------------------------  -------------    ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR       SALARY      BONUS       OPTIONS     COMPENSATION
--------------------------------------------------  ----------  ----------  ---------  -------------  -------------
Johan P. Finley ..................................       1997   $  210,000  $  --           --        $  153,104(1)
  President and Chief Executive Officer                  1996      159,135     35,145       --            44,154(1)
                                                         1995      154,500     --                         16,620(1)

Robert M. Mann ...................................       1997   $  137,207  $  21,006       --        $    9,550(2)
  Executive Vice President                               1996      127,764     20,508       --             7,677(2)
                                                         1995       98,800      9,360       54,000        33,740(2)

Peter D. Cleary ..................................       1997   $  100,000  $  15,500       --        $    3,534(3)
  Chief Financial Officer                                1996       85,744     12,862       --                --
                                                         1995(3)     23,805    --           54,000            --

David R. Mylrea ..................................       1997   $  103,184  $  51,137       --        $   58,473(4)
  Chief Operating Officer and Secretary(4)               1996      110,210     16,893       --            19,460(4)
                                                         1995      107,000      9,360        7,500        10,020(4)

------------------------

(1) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $4,750, $4,500 and $4,620 in 1997, 1996 and 1995, respectively, an automobile allowance of $1,984 in 1997 and $12,000 in

    1996 and 1995, fees in the amount of $70,000 and $27,654 paid for personally guaranteeing bank lines of credit in 1997 and 1996, respectively, personal use of a Company automobile and reimbursement for moving and temporary living expenses in the amount of $76,370 in 1997.

(2) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $4,750 and $2,877 in 1997 and 1996, an annual automobile allowance of $4,800, $4,800 and $3,800 in 1997, 1996 and 1995, respectively, and reimbursement for moving and temporary living expenses in the amount of $29,940 in 1995.

(3) Mr. Cleary joined the Company in September 1995. Consists of Company contributions to a 401(k) profit sharing plan in the amount of $2,267 in 1997 and reimbursement for moving and temporary living expenses in the amount of $1,267 in 1997.

(4) Mr. Mylrea terminated his employment with the Company in November 1997. Consists of Company contributions to a 401(k) profit sharing plan in the amount of $3,748, $4,060 and $4,620 in 1997, 1996 and 1995, respectively, an annual automobile allowance of $4,725, $5,400 and $5,400 in 1997, 1996 and 1995, respectively, severance pay in the amount of $50,000 in 1997 and a transaction-related fee in the amount of $10,000 in 1996.

    In September 1993, the Company entered into a five-year employment agreement with Johan P. Finley as President and Chief Executive Officer. The Company expects to renew this agreement prior to September 1998. Mr. Finley is entitled to an annual bonus during the term of his agreement of up to 7% of the Company's pre-tax income. The agreement provides that Mr. Finley is entitled to a payment in the amount of two times his base salary in effect upon a termination of his employment by the Company, change in control of the Company, or a sale of the majority of the Company's assets. The agreement will automatically renew for additional one-year periods at the expiration of the term, provided that either Mr. Finley or the Company may prevent the renewal by written notice at least 30 days prior to the expiration of the term.

    In February 1995, the Company entered into a five-year employment agreement with Robert M. Mann to serve as Executive Vice President. In accordance with an income-based formula, Mr. Mann is eligible to earn a bonus of up to 16% of his base salary. Under his employment agreement, Mr. Mann may receive an annual discretionary bonus of up to 15% of his base salary.

    In September 1995, the Company entered into an employment agreement with Peter D. Cleary to serve as Chief Financial Officer and Vice President. This contract automatically renewed for an another year in September 1997. In accordance with an income-based formula, Mr. Cleary is eligible to earn an annual bonus of up to 32.5% of his base salary. Under his employment agreement, Mr. Cleary may receive an annual discretionary bonus of up to 15% of his base salary.

    In January 1994, the Company entered into a five-year employment agreement with David R. Mylrea to serve as Chief Operating Officer, General Counsel and Secretary. In accordance with an income-based formula, Mr. Mylrea was eligible to earn a bonus of up to 55% of his base salary. Under his employment agreement, Mr. Mylrea could receive an annual discretionary bonus of up to 15% of his base salary. Mr. Mylrea terminated his employment with the Company in November 1997.

    In March 1994, the Company entered into a three-year employment agreement with Lona M.B. Finley. This contract automatically renewed for an additional year. In accordance with an income-based formula, Ms. Finley is eligible to earn a bonus of up to 55% of her base salary. Under her employment agreement, she may receive an annual discretionary bonus of up to 15% of her base salary. The agreement provides that Ms. Finley is entitled to a payment in the amount of two times her base salary then in effect upon a termination of her employment by the Company, a change in control of the Company or a sale of a majority of the Company's assets.

    Each employment agreement is subject to earlier termination for cause or upon disability or death. In the case of disability, the Company has agreed to continue salary payments for a six-month term.

Mr. Finley has agreed not to compete with the Company following termination of employment for a period of one year, and Messrs. Mylrea, Mann and Cleary are subject to two-year non-compete provisions.

    The Company has a 401(k) profit-sharing plan for its employees and may adopt additional bonus, pension, profit-sharing, retirement, or similar plans in the future.

STOCK OPTION PLAN

    The Company's 1993 Stock Option Plan, as amended, (the "Option Plan") reserves 1,100,000 shares of Common Stock for issuance pursuant to options ("Options") granted or to be granted to certain key employees, officers, directors and consultants of the Company. The Company will increase the shares of Common Stock reserved for issuance under the Option Plan to 1,350,000 shares of Common Stock if a majority of the Company's shareholders approve the increase at the Company's annual meeting on May 14, 1998. Options granted under the Option Plan may be either Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Incentive Options"), or those that do not qualify as "incentive stock options" ("Non-Statutory Options"). The Option Plan is administered by the Board of Directors and the compensation committee (the "Committee"), which determines the persons who are to receive Options, the terms and the number of shares subject to each Option and whether the Option is an Incentive Option or a Non-Statutory Option.


    As of the date of this Prospectus, options to purchase 537,681 shares of Common Stock are outstanding, with exercise prices ranging from $1.50 per share to $7.88 per share, to 39 employees, 278,772 of which are currently exercisable. In addition, pursuant to the Option Plan, newly elected non-employee directors of the Company each receive an automatic grant of a Non-Statutory Option to purchase 10,000 shares on the date they first become a director. See "Directors and Executive Officers" above.


    Incentive Options may not be granted at a purchase price less than the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value) and Non-Statutory Options may not be granted at a purchase price less than 85% of fair market value. Aside from the maximum number of shares of Common Stock reserved under the Option Plan, there is no minimum or maximum number of shares that may be subject to Options. However, the aggregate fair market value of the stock subject to Incentive Options granted to any Optionee that are exercisable for the first time by an Optionee during any calendar year may not exceed $100,000. Incentive Options generally expire when the Optionee is no longer an employee of the Company.

    Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an Optionee may be exercised only by the Optionee. The term of each Option, which is fixed by the Committee at the time of grant, may not exceed 10 years from the date the Option is granted (except that an Incentive Option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for 5 years). Options may be made exercisable in whole or in installments, as determined by the Committee. In addition, the Committee may grant a bonus to an Optionee upon the grant or exercise of a Non-Statutory Option. In the event of a proposed merger or consolidation of the Company (an "Event"), unless appropriate arrangements have been made to issue (a) substitute options to optionees, or (b) stock having an aggregate value equal to the excess of the fair market value of the optioned shares at such time over the aggregate stock option exercise price, then optionees shall be entitled to receive, in connection with such Event, an amount of cash per optioned share equal to the aggregate consideration per share received by shareholders over the option exercise price.

    No Options were granted to officers of the Company in 1997.

    The following table sets forth the number and dollar value of all exercises of options in 1997 and the number and aggregate dollar value of all unexercised options held by the named executive officers as of the end of 1997. The value of each unexercised, in-the-money option was determined by multiplying (i) the difference between (a) the market price of a share of Common Stock as of the end of 1997 ($6.75), and (b) the exercise price of the option, by (ii) the number of shares subject to the option.

                                                          NUMBER OF SHARES SUBJECT TO      VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT      IN-THE- MONEY OPTIONS AT
                                                               DECEMBER 31, 1997             DECEMBER 31, 1997
                           SHARES ACQUIRED     VALUE      ----------------------------  ---------------------------
NAME                       ON EXERCISE (#)  REALIZED ($)  EXERCISABLE  NONEXERCISABLE   EXERCISABLE  NONEXERCISABLE
-------------------------  ---------------  ------------  -----------  ---------------  -----------  --------------
Johan P. Finley..........        --              --           --             --             --             --
Robert M. Mann...........        --              --           24,000         30,000      $  55,480    $     52,500
Peter D. Cleary..........        --              --           24,000         30,000      $ 105,480    $    127,500
David R. Mylrea..........       152,955     $  1,214,080      --             --             --             --

INDEMNIFICATION AND LIMITATION ON LIABILITY OF DIRECTORS

    The Company's Amended and Restated Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability for (a) any breach of the duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (c) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (d) violations of certain Minnesota securities laws, or (e) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Amended and Restated Articles. Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined therein) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company.
Article VII of the Company's Amended and Restated By-Laws provides that the Company shall indemnify persons to the fullest extent permissible by the Minnesota Business Corporation Act. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Common Stock as of December 31, 1997 by (i) each person known by the Company to beneficially hold five percent (5%) or more of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors as a group. Except as otherwise noted, the Company believes that all of the persons and groups shown below, based on information furnished by such owners, have sole voting and investment power with respect to the shares indicated.

                                                                     SHARES OWNED
                                                                  -------------------
                                                                              PERCENT
                                                                                OF
NAME                                                              NUMBER(4)    CLASS
----------------------------------------------------------------  ----------  -------
Johan P. Finley(1)(2)...........................................   1,086,486     31%

Peter D. Cleary(1)..............................................      24,600    *

Robert M. Mann(1)...............................................      34,000    *

Lona M.B. Finley(1)(3)..........................................     377,577     10%

Charles R. Patterson ...........................................      11,000    *
  801 12th Avenue North
  Minneapolis, MN 55411

Joel M. Koonce .................................................      13,500    *
  5500 Cenex Drive
  Inver Grove Heights, MN 55077

David R. Mylrea ................................................       1,093    *
  8824 Windsor Terrace
  Brooklyn Park, MN 55077

James L. Morrell ...............................................       7,500    *
  1323 Waterford Road
  Woodbury, MN 55125

All officers and directors as a group (8 persons)...............   1,555,754   41.8%

------------------------

*   Less than 1%

(1) The address of each such person is 6171 McLeod Drive, Las Vegas, Nevada
    89120.

(2) Includes 11,200 held as co-trustee for minor child also claimed by spouse as co-trustee. Mr. Finley disclaims beneficial ownership of the shares held by Lona M.B. Finley, his spouse.

(3) Includes 5,000 shares held by Ms. Finley as custodian for her son and 11,200 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Ms. Finley disclaims beneficial ownership of the shares held by Johan P. Finley, her spouse.

(4) Includes shares of Common Stock issuable to the following persons upon exercise of options that are currently exercisable or that will become exercisable within 60 days of the date of this Prospectus: Peter D. Cleary, 24,000 shares; Robert M. Mann, 34,000 shares; Lona M.B. Finley, 116,591 shares; Charles R. Patterson, 10,000 shares; Joel M. Koonce, 10,000 shares; James L. Morrell, 7,500 shares; all executive officers and directors as a group, 202,091 shares.

                              CERTAIN TRANSACTIONS

    Johan P. Finley, the Company's President, Chief Executive Officer, controlling stockholder and Chairman of the Board, received a fee in the amount of $70,000 and $27,654 in exchange for giving a personal guarantee of amounts loaned to the Company under its bank lines of credit in 1997 and 1996, respectively.

    David R. Mylrea, a director of the Company, entered into an agreement to provide certain legal services to the Company during 1998. The Company expects to pay total fees of approximately $120,000 in 1998 to Mr. Mylrea pursuant to this agreement. This agreement will terminate in the event Mr. Mylrea accepts full-time employment elsewhere.

                              DESCRIPTION OF UNITS

    Each Unit offered hereby consists of a 10% Senior Subordinated Note, due July 1, 2004, in the principal amount of $1,000 and detachable Warrants to purchase 50 shares of Common Stock of the Company.

NOTES

    GENERAL.  The Notes will be issued under an Indenture (the "Indenture")
dated as of          , 1998 between the Company and the Trustee. A copy of the
form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements are summaries of certain provisions of the Indenture and are subject to and qualified in their entirety by reference to all of the provisions of the Indenture, including the definitions therein of certain terms not defined herein.

    The Notes offered by the Company under the Indenture will be limited to $11,500,000 aggregate principal amount (assuming exercise of the Underwriter's over-allotment option). The Notes will mature July 1, 2004, unless redeemed earlier. Interest on the Notes will accrue at a rate of 10% per annum. Interest is payable quarterly on the first day of each January, April, July and October (each an "Interest Payment Date"), beginning on October 1, 1998 to the person in whose name the Note is registered at the close of business on the Regular Record Date, which is the first day of the calendar month preceding each Interest Payment Date.

    Principal, premium, if any, and interest on the Notes will be payable by wire transfer, check or draft drawn upon the Trustee mailed on each payment date to the holders thereof as such appear on the Note register as of the close of business on the first day of the calendar month preceding such payment date at the addresses of the holders as they appear on the Note register.

    The Notes will be issued only in registered form, without a coupon, in denominations of $1,000 each and any integral multiple of $1,000. The Notes are exchangeable and transferable and transfers will be registered without charge thereof, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Holders may transfer the Notes by surrendering them for transfer at the office of the Trustee.

    The Company intends to furnish annual reports to the holders of the Notes.

    SUBORDINATION. When issued, the Notes will be junior, subordinate and subject to right of payment to the prior payment of all the Company's Senior Debt, but will be senior in right of payment to any Subordinated Debt and to any debt (other than the Notes) held by an affiliate of the Company or a subsidiary of the Company, whether outstanding at the closing of this offering or created thereafter.

    As of December 31, 1997, there was $17,325,501 of Senior Debt outstanding.

    MANDATORY REDEMPTIONS. The Notes are subject to mandatory redemptions. Each year beginning on July 1, 2000 and through July 1, 2004, the Trustee shall select, by lot or other similar method, Notes having an aggregate principal amount of $1,500,000 ($1,725,000 if the over-allotment option is exercised in full) for mandatory redemption. Notes selected for mandatory redemption shall be redeemed in full at par plus accrued interest. Notes purchased in the open market or redeemed pursuant to optional redemption by the Company may be used, at the Company's option, at the principal amount thereof, to reduce the amount of any subsequent mandatory redemption payment. On or before July 1, 2004, the Company will pay to the Trustee cash sufficient to redeem all outstanding Notes.

    OPTIONAL REDEMPTIONS. The Notes will be subject to redemption at the option of the Company, in whole or in part, from time to time, commencing on July 1, 1998, at the Redemption Prices established for the Notes, together in each case with interest accrued to the date fixed for redemption (subject to the right of a holder on the Regular Record Date for an interest payment to receive such interest). The Redemption Prices for the Notes (expressed as a percentage of the principal amount) shall be as follows for Notes redeemed in the 12-month periods beginning on the July 1 of each of the following years:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
1998..............................................................................     106%
1999..............................................................................     106%
2000..............................................................................     106%
2001..............................................................................     104%
2002..............................................................................     102%
2003 and thereafter...............................................................     100%

    The Company may elect to redeem less than all of the Notes. If the Company elects to redeem less than all of the Notes, the Trustee will select which Notes to redeem by lot or any similar method which is deemed fair and appropriate.

DEFINITIONS

    "Consolidated Tangible Net Worth" means, with respect to any Person at any date of determination, the Consolidated stockholders' equity represented by the shares of such Person's capitalized stock (other than Disqualified Stock) outstanding at such date, as determined on a Consolidated basis in accordance with generally accepted accounting principals ("GAAP") less any portion of such stockholders' equity attributable to intangible assets as determined in accordance with GAAP.

    "Material Subsidiary" means any Subsidiary which represents 10% or more of the Company's Consolidated gross revenues or Consolidated total assets.

    "Restricted Payment" means the purchase, redemption or other acquisition or retirement for value of any capital stock of the Company or any Subsidiary. If a Restricted Payment is made in other than cash, the value of any such payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Company Resolution to be filed with the Trustee. For purposes of this definition, "Restricted Payment" shall not include
(a) payments made in the form of the Company's common stock, (b) mandatory repurchase obligations by the Company with respect to shares issued by any employee stock ownership plan of the Company, or (c) purchases of common stock of a Wholly Owned Subsidiary of the Company.

    "Senior Debt" means the principal of, premium (if any) and interest on (i) any and all Consolidated Debt of the Company (other than the Notes and Subordinated Debt) incurred in connection with the borrowing of money from or to banks, trust companies, insurance companies and other financial institutions, including all Consolidated Debt to such institutions and seller-financed acquisitions to the extent it is secured by real estate and/or assets of the Company or any Subsidiary, evidenced by bonds, debentures, mortgages, notes or other securities or other instruments, incurred or assumed by the Company or any Subsidiary before, at or after the date of execution of this Indenture, and (ii) all renewals, extensions and refundings thereof; provided that any Consolidated Debt shall not be Senior Debt if the instrument creating or evidencing any such Consolidated Debt or pursuant to which such Consolidated Debt is outstanding, provides that such Consolidated Debt, or such renewal, extension or refunding thereof, is junior or is not superior in right of payment to the Notes.

    "Subordinated Debt" means any and all Consolidated Debt of the Company or any Subsidiary created, incurred, assumed or guaranteed by the Company or any Subsidiary before, at or after the date of execution of this Indenture which, by the terms of the instrument (or any supplemental instrument) creating or evidencing such Consolidated Debt or pursuant to which such Consolidated Debt is outstanding it is provided that such Consolidated Debt, or any renewal, extension, or refunding thereof, is expressly subordinate and junior in right of payment to the Notes (whether or not subordinated to any other Consolidated Debt of the Company). "Subordinated Debt" shall include any Consolidated Debt of the Company to Affiliates of the Company or any Subsidiary (after giving effect to any intercompany eliminations).


    MODIFICATION OF THE INDENTURE. With the consent of the holders of not less than a majority of the aggregate principal amount of the Notes then outstanding, the Trustee and the Company may execute a supplemental Indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture or modify in any manner the rights of the holders of the Notes, provided that, without the consent of the holder of each outstanding Note so affected, no such supplemental Indenture and no such amendment will: (i) change the maturity date of the principal or interest rate payable on any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (ii) reduce the percentage of the holders of the Notes whose consent is required for the authorization of any such supplemental Indenture; (iii) modify any provisions of Section 513, 902 or 1012 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be waived or modified without the consent of the holder of each outstanding Note; or (iv) modify any provision of the Indenture relating to the subordination of the Notes in a manner adverse to the holders of the Notes.


RESTRICTIVE COVENANTS

    LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Company shall not and shall not permit its Subsidiaries to make any Restricted Payments (as defined above under "Definitions") (i) if at the time of such action an Event of Default shall have occurred and be continuing, after giving effect to such Restricted Payment; or (ii) if, immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made from the date of the Indenture, through and including the date of such Restricted Payment (the "Base Period") exceeds the sum of 25% of Consolidated Net Income (or in the event Consolidated Net Income is a deficit, minus 100% of such deficit) during the Base Period.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture will provide that the Company shall not, and shall not permit, cause or suffer any Subsidiary of the Company to, conduct any business or enter into any transaction or series of transactions with or for the benefit of any Affiliate or Subsidiary of the Company or any holder of 5% or more of any class of Capital Stock of the Company (each an "Affiliate Transaction"), except (i) in good faith and on terms that are, in the aggregate, no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arms-length basis from a Person not an Affiliate of the Company or such Subsidiary or (ii) transactions between the Company and any of its wholly owned Subsidiaries or between any wholly owned Subsidiaries of the Company.

    NET WORTH. The Indenture provides that the Company will at all times during the term of the Notes keep and maintain a Consolidated Tangible Net Worth of at least $6,000,000 plus 15% of positive Consolidated Net Income earned after January 1, 1998.

    CONSOLIDATION, MERGER, TRANSFER OR LEASE. The Company will not consolidate with, or merge with or into, or transfer all or substantially all of its assets in one transaction or a series of related transactions, to another Person unless
(i) the successor corporation is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, (ii) the successor corporation (if other than the Company) assumes all of the obligations of the Company under the Notes and Indenture, and (iii) immediately after giving effect to such transaction (a) no Default or Event of Default shall have occurred and be continuing, and (b) the net worth of the successor corporation is not less than that of the Company immediately prior to such merger, consolidation or transfer.

    EVENTS OF DEFAULT. The Indenture defines the following acts, among them, to be events of default: (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 15 days; or (b) default in the payment of the principal of any of the Notes as and when the same shall become due and payable; or (c) failure on the part of the Company duly to observe or perform any other of the conditions or covenants on its part and continuance of such failure for 15 or 30 days, as the case may be; or (d) with certain limited exceptions, a default under any bond, debenture, note or other evidence of Indebtedness in excess of $500,000 of the Company now or hereafter outstanding shall happened and continue and the holders of such indebtedness shall have the right to accelerate the maturity of such indebtedness; or (e) a decree or order by a court of competent jurisdiction shall have been entered, either (i) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or
(ii) approving a petition seeking reorganization of the Company or any Material Subsidiary under the Bankruptcy Act or any other similar applicable federal or state law, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Material Subsidiary or a receiver of all or any substantial portion of the property, or (iv) directing the winding up or liquidation of its affairs, and any such decree or order shall have continued in force undischarged or unstayed for a period of 60 days; (f) the Company or any Material Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization under the Bankruptcy Act or any other similar applicable federal or state law, or shall consent to the filing of any such petition; or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company or any Material Subsidiary in furtherance of any of the aforesaid purposes or (g) the rendering of a final judgment or judgments (not subject to appeal) for the payment of money against the Company or any Subsidiary not fully insured against in an aggregate amount in excess of $500,000 by a court or courts of competent jurisdiction, which judgment or judgments remain unsatisfied for a period of 30 days after the right to appeal all such judgments has expired or otherwise terminated.

    In each and every such case, so long as such Event of Default shall not have been remedied, unless the principal of all the Notes shall not have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%), in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by the Noteholders) may declare the principal of all the Notes then outstanding to be due and payable immediately; and, upon any such declaration, the same shall become and be immediately due and payable.

    GOVERNING LAW. The Indenture and each Note shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed and construed in accordance with the laws of the State of Minnesota.

    THE TRUSTEE. The obligations of the Trustee are only those set out in the Indenture. Upon the occurrence and during the continuance of any Event of Default, the Trustee is required to apply only the degree of care and skill in fulfilling its obligations as a prudent person would exercise or use in the circumstances in the conduct of such person's own affairs. The Trustee must not conduct its duties under the Indenture in any way that would be a negligent act, or a negligent failure to act, or willful misconduct. The Trustee is not liable for any error in judgment made in good faith and the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Notes at the time outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, under the Indenture.

WARRANTS

    GENERAL. Each Unit consists of a $1,000 10% Senior Subordinated Note Due July 1, 2004, together with Warrants to purchase 50 shares of Common Stock. The Note and Warrants are immediately detachable. Up to an aggregate of 575,000 Warrants (including 75,000 that may be issued pursuant to the Underwriters over-allotment option) may be issued pursuant to a Warrant Agreement (the
"Warrant Agreement") dated as of             , 1998 between the Company and
Norwest Bank Minnesota, N.A., Minneapolis, Minnesota as warrant agent (the "Warrant Agent"). A copy of the form of the Warrant Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following statements are summaries of certain provisions of the Warrant Agreement and are subject to, and qualified in, their entirety by reference to all of the provisions of the Warrant Agreement.

    Each Warrant entitles the holder thereof to purchase one share of Common Stock of the Company, par value $.01 per share (the "Warrant Shares"), at an
exercise price per share equal to $    (125% of the average of the last reported
sales prices of the Company's Common Stock for the ten days immediately prior to the date of this Prospectus). The Warrants expire at 5:00 p.m., Minneapolis time, on the fifth anniversary of the date of this Prospectus (the "Expiration Date"). Certificates for the Warrants are in registered form only, and each certificate is exchangeable for similar certificates of different denominations at the office of the Warrant Agent.

    EXERCISE. The Warrants are immediately detachable from the Notes and the Warrants are immediately exercisable upon the closing of this Offering. The exercise period of the Warrants will expire on the fifth anniversary of the date of this Prospectus. The Company has agreed to use its best efforts, at all times the Warrants are exercisable, to maintain effective a registration statement relating to the Warrant Shares.

    Warrants may be surrendered for exercise at any time after they become exercisable on or prior to the Expiration Date (or earlier Redemption Date) by submitting to the Warrant Agent a Warrant certificate signed by the Warrantholder indicating such Warrantholder's election to exercise all or a portion of the Warrants evidenced by such certificate. Surrendered Warrant certificates must be accompanied by payment of the aggregate exercise price of the Warrants to be exercised, which payment may be made in the form of cash or by certified check payable to the order of the Company.

    REDEMPTION. The Warrants are redeemable by the Company, in whole or in part, at $.01 per Warrant at any time on or after the first anniversary of the effective date of this Prospectus, following a period of 20 consecutive trading days where the per share closing sale price of the Common Stock as reported by
The Nasdaq National Market is equal to or greater than $    (250% of the
exercise price of a Warrant) and provided an effective registration statement relating to the Warrant Shares is available to the Warrantholders. Notice of redemption will be given by the Company to the Warrant Agent at least 30 days prior to the date scheduled for such redemption (the "Redemption Date") and by the Warrant Agent to the holders of the Warrants not less than 30 days prior to and including the Redemption Date. Notices to holders of Warrants will be sent to their respective addresses appearing on the books of the Warrant Agent. Each registered holder of a Warrant will continue to have the right to exercise such Warrant until the close of business on the Redemption Date, and the Warrants will continue to be subject to adjustment until such exercise or redemption.

    ANTIDILUTION. The exercise price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment to protect Warrantholders against dilution upon the occurrence of certain events, including the issuance of a stock dividends, stock splits, reclassification of any combination of the Common Stock, or the merger, consolidation or disposition of substantially all of the assets of the Company. No adjustment in the exercise price of the Warrants and the number of Warrant Shares purchasable upon the exercise of each Warrant will be required until cumulative adjustments reach $.01 per share. No fractional shares will be issued upon exercise of Warrants, but the Company will pay an amount in cash equal to the same fraction of the fair market value of a Warrant Share.

    Warrantholders are not entitled, in their capacity as Warrantholders, to receive dividends or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or to vote at any such meeting, or to exercise any rights whatsoever as stockholders of the Company.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Under presently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, which changes may be retroactive, the federal income tax consequences described below may arise in connection with this offering of Units. Due to the complexity of the Code, the following merely states general tax principles and likely tax consequences to the extent presently determinable and such statements may not be authoritative in individual cases or where special rules or elections may apply. The discussion of original issue discount is based in part on final Treasury Regulations promulgated under the Code (the "OID Regulations"). Investors should consult their own tax advisors concerning this Offering. Investors should also consult their own tax advisors as to the tax treatment arising from the application of foreign, state and local tax laws and regulations.

NOTES

    GENERAL. As a general rule, interest paid or accrued on the Notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to the holders thereof. A holder of Notes using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued thereon in ordinary income as such interest accrues, while a holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. Generally, principal payments on the Notes will be treated as return of capital to the extent of a holder's basis therein. However, the character of the income and the timing of its recognition are both subject to the original issue discount and market discount rules, as described below.

    ORIGINAL ISSUE DISCOUNT. The Notes will be deemed to be issued with "original issue discount" within the meaning of Section 1273(a)(1) of the Code if, as expected, the "stated redemption price at maturity" exceeds the "issue price" of the Notes. The original issue discount with respect to the Notes will be considered to be zero if it is less than 0.25% of the Notes' stated redemption price at maturity multiplied by the number of complete years from the date of issue of the Notes to their maturity date.

    The "stated redemption price at maturity" of the Notes will be equal to the principal amount thereof ($1,000). Although under certain circumstances the Notes are subject to redemption by the Company for an amount in excess of their principal amount, the Company believes that based on the OID Regulations, this excess need not be considered when determining the Notes' stated redemption price at maturity. Noteholders should consult with their own advisors regarding the subject of the mandatory redemption feature of the Notes.

    In general, the "issue price" of a Note is determined by allocating the "issue price" of a Unit to the Note and Warrants comprising such Unit on the basis of the proportion which the fair market value of each such element of a Unit bears to the fair market value of both elements of a Unit. The "issue price" of a Unit is the initial offering price to the public at which a substantial amount of Units are first sold. The OID Regulations also provide that the Company may make a reasonable allocation of the "issue price" of a Unit to the Note and Warrants, and such allocation is generally binding on all Unitholders. The Company's allocation of the $1,000 Unit price is $950 to the Note, representing its "issue price" and the remaining $50 to the Warrants to purchase 50 shares ($1.00 per Warrant). The Company's allocation of the issue price of the Units is binding on all holders of Units unless a holder explicitly discloses that such holder's allocation of the "issue price" of the Unit is different from the Company's allocation. Such disclosure must be made on a form prescribed by the Internal Revenue Service and attached to such holder's timely filed federal income tax return for the holder's taxable year that includes the acquisition date of the Unit.

    A holder of a debt instrument issued with original issue discount must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount required to be included in a Noteholder's ordinary gross income for federal income tax purposes in any taxable year will accrue on a daily basis under a constant-yield method that takes into account the compounding of interest. One effect of this method is that a relatively smaller portion of the original issue discount is included in income in the earlier years and a relatively large portion in later years.

    A subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note unless the price equals or exceeds the Note's principal amount. If the price paid by such a purchaser of a Note exceeds the sum of the Note's issue price plus the aggregate amount of original issue discount accrued with respect thereto, but does not equal or exceed the principal amount of the Note, the amount of original issue discount to be accrued will be reduced in accordance with the formula set forth in Section 1272(a)(7)(B) of the Code.

    In addition to reporting interest paid on the Notes, the Company will report annually to the Internal Revenue Service and holders of record of the Notes information with respect to the original issue discount accruing thereon.

    It is possible that the Notes, which are expected to be issued with original issue discount, may be affected by the "applicable high yield discount obligation" provisions of the Code. If the rules of Section 163(e)(5) of the Code otherwise apply and the yield of the Notes is at least five percentage points above the "applicable Federal rate," then the Company would not be able to deduct any original issue discount accruing with respect thereto until such interest is actually paid. In addition, if Section 163(e)(5) of the Code otherwise applies and the yield of the Notes is more than six percentage points above the "applicable Federal rate," then a portion of such interest corresponding to the yield in excess of six percentage points above the applicable Federal rate would not be deductible by the Company at any time. The applicability of these "applicable high yield discount obligation" provisions of the Code to the Notes depends upon the Notes' yield to maturity, which would be affected by the determination of the "issue price" of the Notes, as discussed above, and whether the Notes have "significant original issue discount" within the meaning of the Code. Furthermore, if Section 163(e)(5) of the Code applies to the Notes, and the yield on the Notes exceeds the applicable Federal rate by more than six percentage points, then a corporate holder would be entitled to treat the portion of the interest that is not deductible by the Company as a dividend, which may then qualify for the dividends received deduction provided for by the Code. In such event, a corporate holder of Notes should consult with their own tax advisors as to the applicability of the dividends received deduction.

    MARKET DISCOUNT. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if the holder of a Note purchases a Note at a market discount (that is, a discount from its original issue price plus any accrued original issue discount, as described above) and thereafter recognizes gain upon a disposition or redemption, the lesser of such gain or the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on a Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant-yield method.

    Limitations imposed by the Code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A holder of a Note may elect to include market discount in gross income as it accrues, and a holder making such an election is exempt from this rule. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

    PREMIUM. In general, if a holder of a Note purchased such Note at a premium, that is, an amount in excess of the amount payable upon the maturity thereof, such excess will be treated as "amortizable bond premium." In such case, a holder may elect, under Section 171 of the Code, to deduct the amortizable bond premium as it accrues under a constant-yield method that is similar to the method used for the accrual of original issue discount. The holder's tax basis in the Note then decreases by the amount of the amortizable bond premium deducted. An election under Section 171 of the Code is available only if a Note is held as a capital asset. Noteholders should consult with their own tax advisors regarding special rules that apply for determining the amount of, and method for amortizing, bond premium with respect to Notes that may be redeemed prior to maturity.

    SALE OF THE NOTES. If a Note is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to the Note and reduced by any principal payments on the Note previously received by the seller and by any amortizable bond premium deducted by the seller. Except as discussed with respect to market discount or to the extent cash received is attributable to accrued interest, any gain or loss recognized upon a sale, exchange, retirement or other disposition of a Note will be capital gain if the Note is held as a capital asset. Any such capital gain would be taxed at long-term rates if the Note is held for more than 18 months, at mid-term rates if held more than 12 but not more than 18 months and at short-term rates if held for not more than 12 months.

    If, however, the Internal Revenue Service were to determine that the Company intended on the date of issue of the Notes to redeem all or any portion of the Notes prior to their stated maturity, within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement or other disposition of the Notes would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Notes. It is uncertain how this rule will be applied to the Notes since the provisions regarding mandatory and optional redemption may be considered evidence of an intention at the time the Notes were issued to call them before the stated maturity thereof.

    WITHHOLDING TAXES AND REPORTING REQUIREMENTS. Interest payments, original issue discount and cash proceeds of a sale, exchange or redemption of the Notes will be reported to the extent required by the Code to the holders thereof and the Internal Revenue Service. Such amounts will ordinarily not be subject to withholding of United States federal income tax. However, a backup withholding tax at a rate of 31% may be required by reason of the events specified by
Section 3406 of the Code and regulations promulgated thereunder, which include failure of a holder to supply the Company or its agent with such holder's taxpayer identification number. Such withholding may also apply to a holder who is otherwise exempt from such withholding, such as a foreign corporation, if such person fails to document properly its status as an exempt recipient. Foreign persons should consult with their own tax advisors as to the United States withholding tax, if any, applicable to their particular circumstances.

WARRANTS

    SALE OF WARRANTS. As described above, the basis for federal income tax purposes of the Warrants included in a Unit is determined by allocating the "issue price" of a Unit to the Note and Warrant comprising such Unit on the basis of the proportion which the fair market value of each such element of a Unit bears to the fair market value of both elements of a Unit. Upon a sale of Warrants, a holder thereof will recognize long-term or short-term capital gain or loss, assuming such a holder is not a dealer in Warrants and assuming the Common Stock of the Company is, or would be when acquired, a capital asset in the hands of the holder. The amount of gain or loss will be the difference between the amount realized and the tax basis, as adjusted, of the Warrants sold. The redemption of a Warrant may also be considered a sale or exchange so that any gain or loss recognized as a result thereof may also be a capital gain or loss. Any loss realized by a holder of a Warrant due to the failure to exercise prior to the expiration date will be treated as a capital loss. Any such capital gain would be taxed at long-term rates if the Warrant is held for more than 18 months, at mid-term rates if held more than 12 but not more than 18 months and at short-term rates if held for not more than 12 months.

    EXERCISE OF WARRANTS. Generally, a holder of Warrants will not recognize any gain or loss on the purchase of Common Stock of the Company for cash upon exercise of the Warrants. The tax basis of the Common Stock of the Company received will be equal to the tax basis, as adjusted, in the Warrants so exercised, plus the cash exercise price. The holding period of the Common Stock of the Company received upon exercise of a Warrant for cash will not include the period during which the Warrant was held; it shall commence only upon the exercise date of the Warrant.

    Section 305 of the Code and the applicable Treasury Regulations provide that in certain circumstances a change in the exercise price for the Warrants will be treated as a deemed distribution of an increased interest in the assets or earnings and profits of the Company, which in turn will produce ordinary dividend income for a holder of Warrants. The amount of such deemed dividend will be equal to the fair market value of any additional shares of Common Stock and cash in lieu of fractional shares received as a result of the change in the exercise price of the Warrants. In certain other circumstances, Section 305 of the Code and the applicable Treasury Regulations provide that the absence of appropriate adjustments in the conversion price for the Warrants will produce dividend income for the holders of the Company's Common Stock.

    LAPSE. Upon the lapse of a Warrant, a holder will recognize a capital loss equal to such holder's adjusted tax basis in the Warrant.

    OTHER TAX CONSEQUENCES. No advice has been received by the Company as to local, income, franchise, personal property or other taxation in any state or locality or as to the tax effect of ownership of Notes or Warrants in any state or locality. Unitholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of Notes or Warrants.

    THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A UNITHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS, NOTES OR WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                           DESCRIPTION OF SECURITIES

GENERAL

    The authorized capital stock of the Company consists of 22,000,000 shares, divided into 20,000,000 shares of Common Stock, $.01 par value per share, and 2,000,000 shares of preferred stock, $.01 par value per share.

    The Board of Directors has the authority, without approval of the Company's stockholders, to authorize the issuance of shares of preferred stock of the Company from time to time in one or more series. Each series shall have a distinctive designation or title and the number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares. Each series of preferred stock shall have voting powers, full or limited, or no voting powers and such preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as adopted by the Board of Directors prior to the issuance of any shares. The Board of Directors is also authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of that series. The Company has no present plan to establish any such class or series.

    The Company's Amended and Restated Articles of Incorporation provide that no person or entity may become the beneficial owner of 5% or more of the Company's shares unless such person or entity agrees to provide personal background and financial information to gaming authorities, consent to a background investigation, and respond to questions from gaming authorities. The Company may redeem, at fair market value, shares held by any person or entity whose status as a stockholder, in the opinion of the Board of Directors of the Company, jeopardizes the approval, continued existence, or renewal by any gaming authority, including the Nevada Gaming Authorities, state gaming regulators, the Bureau of Indian Affairs or the National Indian Gaming Commission, of any contract or lease with a casino, casino management firm, or casino owner, or on or related to casino property, or any other tribal, federal, or state license or franchise held or to be acquired by the Company. These restrictions will be contained in a legend on each certificate issued evidencing shares of Common Stock.

COMMON STOCK


    As of the date hereof, there are 3,575,974 shares of Common Stock outstanding. All outstanding shares of Common Stock are fully paid and nonassessable. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders and may not cumulate votes for the election of directors. Thus, the owners of a majority of the shares of Common Stock outstanding may elect all of the directors, if they choose to do so, and the owners of the balance of such shares would not be able to elect any directors. Johan P. Finley, the Company's founder, President and Chief Executive Officer, owns approximately 31% of the Company's outstanding Common Stock and effectively controls the election of all the directors and thereby controls the Company's affairs.


    Each share of outstanding Common Stock is entitled to participate equally in any distribution of net assets made to the stockholders in liquidation of the Company and is entitled to participate equally in dividends as and when declared by the Board of Directors. There are no redemption, sinking fund, conversion, or preemptive rights with respect to the shares of Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of Common Stock be issued.

CONVERTIBLE SUBORDINATED DEBENTURES

    The Company issued unsecured Convertible Subordinated Debentures (the "Debentures") in 1993, which became convertible into Common Stock of the Company at a price of $4.25 per share. Since September 1997, $1,165,000 of the principal balance of the Debentures has been converted into 274,223 shares of Common Stock of the Company. Approximately $51,000 of the principal balance of the Debentures remains outstanding and is due on September 30, 1998. The shares of Common Stock issuable upon conversion of the Debentures have not been registered with the Commission, however, such shares will be eligible for resale in the public market in accordance with Rule 144 of the Securities Act at any time subsequent to conversion.

CERTAIN PROVISIONS HAVING ANTI-TAKEOVER EFFECTS

    The Company is governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act, which may deny stockholders the receipt of a premium on their Common Stock and which may also have a depressive effect on the market price of the Company's Common Stock. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested stockholder" for a period of four years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

    The transfer agent, warrant agent and registrar for the Company's Common Stock is Norwest Bank Minnesota, N.A., Minneapolis, Minnesota.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in the Underwriting Agreement, Miller & Schroeder Financial, Inc. (the "Underwriter") has agreed to purchase from the Company and the Company has agreed to sell to the Underwriter, the 10,000 Units offered hereby at the Price to Public, less the Underwriting Discount shown on the cover page of this Prospectus. The Company has agreed to pay the Underwriter a nonaccountable expense allowance and a management fee in the amount of 2% and 1% respectively, of the gross proceeds of the Offering including any proceeds resulting from the exercise of the over-allotment option.

    The Underwriting Agreement provides that the Underwriter will be obligated to purchase, subject to the terms and conditions set forth therein, all of the Units being sold pursuant to the Underwriting Agreement (other than the Units covered by the over-allotment option) if any of the Units being sold pursuant to the Underwriting Agreement are purchased.

    The Underwriting Agreement provides for reciprocal indemnification between the Company, the Underwriter and their officers, directors and controlling persons against civil liabilities in connection with this Offering, including certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    The Underwriter proposes to offer the Units to the public at the Price to Public set forth on the cover page of this Prospectus and to certain selected
dealers at such price less a concession of $    per Unit. After the initial
public offering, the Price to Public and concessions to dealers may be changed by the Underwriter. The Underwriter does not intend to confirm sales to any account over which it has discretionary authority.

    The Company has granted to the Underwriter an option, exercisable by the Underwriter within 45 days after the date of this Prospectus, to purchase up to an additional 1,500 Units at the Price to Public, less the Underwriting Discount shown on the cover page of this Prospectus. This option may be exercised in whole or in part, but only for the purpose of covering any over-allotments in the sale of the 10,000 Units offered hereby.

    In connection with this Offering, the Company has agreed to issue and sell to the Underwriter, for nominal consideration, warrants (the "Underwriter's
Warrants") to purchase 50,000 shares of Common Stock of the Company at $    per
share (120% of the average of the last reported sale prices of the Company's Common Stock for the ten trading days immediately prior to the effective date of this Offering). The Underwriter's Warrants contain anti-dilution provisions providing for appropriate adjustments on the occurrence of certain events. The Underwriter's Warrants also provides certain demand and participatory rights to require registration under the Securities Act of the shares underlying the Underwriter's Warrants. The Underwriter's Warrants will be exercisable commencing one year from the date of this Prospectus and for a period of four years thereafter. The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation except to officers or successors of the Underwriter. Any profits realized by the Underwriter upon the sale of the Underwriter's Warrant or the securities issuable upon exercise thereof may be deemed to constitute additional underwriting compensation.

    In order to facilitate the offering of the Units, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the Underwriter may over-allot the Units in connection with the offering, creating a short position in the Units for its own account. In addition, to cover over-allotments or to stabilize the price of the Units, the Underwriter may bid for, and purchase, Units in the open market. The Underwriter may also reclaim selling concessions allowed to a dealer for distributing Units in the offering, if the Underwriter repurchases previously distributed Units in transactions to cover its short positions, in stabilization transactions or otherwise. Finally, the Underwriter may bid for, and purchase, Units in market making transactions and impose penalty bids. These activities may stabilize or maintain the market price of the Units above the market level that may otherwise prevail. The Underwriter is not required to engage in these activities and may end any of these activities at any time. Any such activities will be undertaken in accordance with Regulation M under the Exchange Act, if at all.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Company nor the Underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the Units. In addition, neither the Company nor the Underwriter make any representations that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Prior to the Offering, there has been no public market for the Units, Notes or Warrants. The Company has applied to list the Warrants on The Nasdaq National Market. The Company does not intend to list the Units or the Notes on any securities exchange or include them for quotation on the Nasdaq system. The Underwriter has advised the Company that it intends initially to make a market in the Units, Notes and Warrants, but the Underwriter is not obligated to do so and may discontinue market making at any time without notice.

    The foregoing is a summary of the material provisions of the Underwriting Agreement and the Underwriter's Warrants. Copies of such documents have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    James L. Morrell, a member of the Board of Directors of the Company since March 1996, has also been a member of the nine person board of directors of MI Acquisition Corp. since August 1997. The Underwriter is a wholly owned subsidiary of Miller & Schroeder Inc., which is a wholly owned subsidiary of MI Acquisition Corp. Mr. Morrell does not serve on the board of directors of either Miller & Schroeder Inc. or the Underwriter and does not serve on any committees of the Underwriter.

    From time to time the Company has engaged the Underwriter and Miller & Schroeder Investments Corporation, a wholly owned subsidiary of Miller & Schroeder, Inc. to arrange loans and other financing transactions for the Company. Currently, Miller & Schroeder Investments Corporation is in the process of arranging for the Company, on a best efforts basis, a $5 million secured credit facility. With respect to such efforts, the Company has agreed to pay Miller & Schroeder Investments Corporation a placement agent fee equal to 3% of the size of the credit facility arranged. The Company may engage the Underwriter or Miller & Schroeder Investments Corporation to arrange other loans or financings in the future.

                         VALIDITY OF NOTES AND WARRANTS

    The validity of the Notes and Warrants offered hereby will be passed upon for the Company by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain legal matters for the Underwriter will be passed upon by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1997 and 1996, and for the years then ended, included herein and in the Registration Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, whose report thereon appears elsewhere herein and in the Registration Statement. All such financial statements are included in reliance upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov. In addition, material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.

    The Company intends to furnish annual reports to holders of the Units containing audited financial statements reported on by an independent certified public accounting firm.

    This Prospectus does not contain all of the information set forth in the Registration Statement of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to are necessarily summaries of such documents and are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement and exhibits may be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the address set forth above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------

Report of Independent Accountants..........................................................................        F-2

Consolidated Balance Sheet.................................................................................        F-3

Consolidated Income Statement..............................................................................        F-4

Consolidated Statement of Stockholders' Equity.............................................................        F-5

Consolidated Statement of Cash Flows.......................................................................        F-6

Notes to Consolidated Financial Statements.................................................................        F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of PDS Financial Corporation:

    We have audited the accompanying consolidated balance sheet of PDS Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PDS Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                                         [SIG]

Minneapolis, Minnesota
March 20, 1998

                   PDS FINANCIAL CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                     ASSETS
Cash and cash equivalents..........................................................  $   1,865,468  $   2,760,200
Accounts receivable, net...........................................................      1,715,154      4,904,861
Notes receivable, net..............................................................      3,140,964      6,392,194
Net investment in leasing operations:
  Equipment under operating leases, net............................................     18,327,490     20,560,731
  Direct finance leases............................................................      5,976,368      2,121,162
  Equipment held for sale or lease.................................................      6,289,900         69,216
  Investment in purchased residuals................................................                     1,555,178
Deferred income taxes..............................................................        824,000      1,032,000
Other assets, net..................................................................      1,824,488      1,166,185
                                                                                     -------------  -------------
    Total assets...................................................................  $  39,963,832  $  40,561,727
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses..............................................  $   2,094,178  $   1,465,950
Deferred funds for pending transactions............................................        775,159      4,975,987
Discounted lease rentals...........................................................      5,919,579     17,986,776
Notes payable......................................................................     21,527,311      5,791,956
Convertible subordinated debentures................................................         89,117      1,862,485
Other liabilities..................................................................        929,142      2,741,248
                                                                                     -------------  -------------
    Total liabilities..............................................................     31,334,486     34,824,402
                                                                                     -------------  -------------
Stockholders' equity:
  Common stock, $.01 par value, 20,000,000 shares authorized, 3,523,972 and
    3,119,816 shares issued and outstanding in 1997 and 1996, respectively.........         35,240         31,198
  Additional paid-in capital.......................................................      9,695,056      7,748,932
  Retained earnings (accumulated deficit)..........................................     (1,100,950)    (2,042,805)
                                                                                     -------------  -------------
Total stockholders' equity.........................................................      8,629,346      5,737,325
                                                                                     -------------  -------------
Total liabilities and stockholders' equity.........................................  $  39,963,832  $  40,561,727
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                   PDS FINANCIAL CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENT

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1997           1996
                                                                                       -------------  ------------
REVENUES
  Equipment sales....................................................................  $  17,481,986
  Revenue from sales-type leases.....................................................     14,480,372
  Rental revenue on operating leases.................................................     11,405,648  $  2,938,477
  Fee income.........................................................................      2,669,798     2,486,366
  Finance income.....................................................................      1,575,455       798,324
  Other..............................................................................                      137,327
                                                                                       -------------  ------------
    Total revenues...................................................................     47,613,259     6,360,494
                                                                                       -------------  ------------
COSTS AND EXPENSES
  Equipment sales....................................................................     15,225,203
  Sales-type leases..................................................................     13,654,086
  Depreciation on operating leases...................................................      8,588,611     2,203,476
  Selling, general and administrative................................................      4,126,232     2,318,774
  Interest...........................................................................      4,260,096     1,353,925
  Other..............................................................................        240,176
                                                                                       -------------  ------------
    Total costs and expenses.........................................................     46,094,404     5,876,175
                                                                                       -------------  ------------
Income before income taxes...........................................................      1,518,855       484,319
Provision for income taxes...........................................................        577,000       179,000
                                                                                       -------------  ------------
Net income...........................................................................  $     941,855  $    305,319
                                                                                       -------------  ------------
                                                                                       -------------  ------------
Earnings per share:
  Basic..............................................................................  $         .30  $        .10
  Diluted............................................................................  $         .28  $        .10
Weighted average shares outstanding:
  Basic..............................................................................      3,183,536     3,119,816
  Diluted............................................................................      3,619,837     3,126,848

   The accompanying notes are an integral part of the consolidated financial statements.

                   PDS FINANCIAL CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                                RETAINED
                                                                                 ADDITIONAL     EARNINGS
                                                                 COMMON STOCK     PAID-IN     (ACCUMULATED
                                                      SHARES        AMOUNT        CAPITAL       DEFICIT)        TOTAL
                                                    ----------  --------------  ------------  -------------  ------------
BALANCES, DECEMBER 31, 1995.......................   3,119,816    $   31,198    $  7,952,161  $  (2,348,124) $  5,635,235
Fair market value adjustments.....................                                  (203,229)                    (203,229)
Net income........................................                                                  305,319       305,319
                                                    ----------       -------    ------------  -------------  ------------
BALANCES, DECEMBER 31, 1996.......................   3,119,816    $   31,198    $  7,748,932  $  (2,042,805) $  5,737,325
Issuance of stock upon conversion of subordinated
  debentures......................................     240,220         2,402       1,018,438                    1,020,840
Issuance of stock upon exercise of stock options,
  including tax benefit of $296,614...............     163,936         1,640         761,948                      763,588
Fair market value adjustments.....................                                   165,738                      165,738
Net income........................................                                                  941,855       941,855
                                                    ----------       -------    ------------  -------------  ------------
BALANCES, DECEMBER 31, 1997.......................   3,523,972    $   35,240    $  9,695,056  $  (1,100,950) $  8,629,346
                                                    ----------       -------    ------------  -------------  ------------
                                                    ----------       -------    ------------  -------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                   PDS FINANCIAL CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                    ------------------------------
                                                                                         1997            1996
                                                                                    --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................................  $      941,855  $      305,319
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization on operating leases.............................       8,588,611       2,203,476
    Provision for uncollectible receivables.......................................         628,000         170,000
    Deferred income taxes.........................................................         447,000         179,000
    Purchases of notes receivable.................................................      (1,133,903)    (12,817,613)
    Purchases of direct finance leases............................................     (36,104,562)
    Proceeds from:
      Sale of notes receivable....................................................       8,906,504      14,746,862
      Sale of direct finance leases...............................................      33,764,746         424,957
      Collection on notes receivable..............................................       3,276,334       1,699,381
      Collection of principal on direct finance leases............................       2,625,174       1,024,256
    Gain on sale of financial assets..............................................      (4,214,376)     (1,206,724)
    Changes in operating assets and liabilities:
      Accounts receivable.........................................................      (1,734,423)       (508,263)
      Equipment held for sale or lease............................................      (2,712,376)
      Income taxes receivable.....................................................                       1,041,000
      Accounts payable and accrued expenses.......................................         677,864        (143,122)
      Other liabilities...........................................................      (1,463,010)      2,664,629
    Other, net....................................................................         316,923        (455,987)
                                                                                    --------------  --------------
        Net cash provided by operating activities.................................      12,810,361       9,327,171
                                                                                    --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment for leasing..............................................     (11,040,800)    (21,123,740)
  Proceeds from sale of equipment under operating leases..........................      14,717,389       1,529,835
  Other...........................................................................        (119,512)        (69,245)
                                                                                    --------------  --------------
        Net cash provided by (used in) investing activities.......................       3,557,077     (19,663,150)
                                                                                    --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................................................      10,511,260         470,000
  Proceeds from discounted lease rentals..........................................       4,699,634      18,085,906
  Principal payments on notes payable.............................................     (13,866,948)     (3,088,822)
  Payments on discounted lease rentals............................................     (18,320,564)     (2,331,371)
  Principal payments on subordinated debentures...................................        (752,526)       (909,643)
  Proceeds from exercise of stock options.........................................         466,974
                                                                                    --------------  --------------
        Net cash provided by (used in) financing activities.......................     (17,262,170)     12,226,070
                                                                                    --------------  --------------
Net increase (decrease) in cash and cash equivalents..............................        (894,732)      1,890,091
Cash and cash equivalents at beginning of year....................................       2,760,200         870,109
                                                                                    --------------  --------------
Cash and cash equivalents at end of year..........................................  $    1,865,468  $    2,760,200
                                                                                    --------------  --------------
                                                                                    --------------  --------------

   The accompanying notes are an integral part of the consolidated financial statements.

                           PDS FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS DESCRIPTION:

    PDS Financial Corporation (the Company) engages in the leasing and financing of gaming equipment and supplying reconditioned gaming devices to casino operators. In 1996, the Company introduced SlotLease, a specialized operating lease program for slot machines and other electronic gaming devices. In 1997, the Company established PDS Slot Source, its reconditioned gaming device sales and distribution division, to compliment its leasing and financing activities.

PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the accounts of PDS Financial Corporation and its wholly-owned subsidiaries. All significant intercompany balances and transactions between PDS Financial Corporation and its wholly-owned subsidiaries have been eliminated in consolidation.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management's estimates relate to residual values, deferred income tax valuations and allowances for uncollectible receivables.

CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of investments in money market accounts. The Company has cash in checking and savings accounts at various banks. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1997 and 1996, the Company's uninsured checking and savings account balances totaled approximately $1.4 million and $2.6 million, respectively.

LEASE ACCOUNTING:

    Statement of Financial Accounting Standards (SFAS) No. 13, "Accounting for Leases", requires that the Company account for its leases by the operating, direct finance or sales-type method. Operating leases are defined as those leases in which substantially all of the benefits and risks of ownership of the leased asset remain with the Company. Direct finance and sales-type leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the asset to the lessee. Sales-type leases also include dealer profit. After the inception of a lease, the Company may engage in discounting or selling of lease payments to reduce or recover its cash investment in the asset. The methods of accounting for leases and the financial reporting effects of subsequent transactions are described below.

    OPERATING LEASES. Lease revenue consists of monthly rentals and is reflected in the Consolidated Income Statement as "Rental revenue on operating leases". The cost of equipment is recorded as "Net investment in leasing operations--equipment under operating leases" in the Consolidated Balance Sheet and is depreciated on a straight-line basis over the lease term to the Company's estimate of residual value. Revenue and depreciation are recorded evenly over the life of the lease.

                           PDS FINANCIAL CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    DIRECT FINANCE AND SALES-TYPE LEASES. Profit recognition under these two accounting methods is similar, except that the sales-type classification also gives rise to dealer profit. This results when the Company leases equipment purchased at a discount that is not available to the lessee. Under the sales-type method, dealer profit is recognized at lease inception as the difference between "Revenue from sales-type leases" and "Sales-type lease" costs. "Revenue from sales-type leases" consists of the present value of future minimum lease payments. "Sales-type lease" costs consists of the equipment carrying value, less the present value of its unguaranteed residual value, if any. For direct finance leases, the present value of both the future minimum lease payments and residual values, if any, are recorded in the Consolidated Balance Sheet as "Net investment in leasing operations--direct finance leases." Interest income from these leases is recognized as a constant percentage return on asset carrying values and is reflected in the Consolidated Income Statement as "Finance income."

EQUIPMENT HELD FOR SALE OR LEASE:

    Equipment held for sale or lease, which consists primarily of gaming devices, is valued at the lower of specific unit cost or net realizable value.

INITIAL DIRECT COSTS:

    Initial direct costs related to direct finance and operating leases and notes receivable are capitalized and recorded in the Consolidated Balance Sheet as part of the related asset and are amortized over the term of the agreement using the effective interest method.

RESIDUALS:

    Residuals values, representing the estimated value of the asset at the expiration of the lease, are recorded on a net present value basis in the consolidated financial statements at the inception of each direct finance lease originated by the Company. Investments in purchased residual interests are recorded at cost and are separately presented in the Company's Consolidated Balance Sheet. The Company periodically reviews residuals for possible impairment to ensure that they are appropriately valued.

PROPERTY AND EQUIPMENT:

    Property and equipment, which consists primarily of furniture, equipment and leasehold improvements, is stated at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of three to seven years. Expenditures for maintenance and repairs which do not improve or extend the life of the respective assets are expensed as incurred. Gains and losses on asset disposals are included in operations.

DEBT ISSUANCE COSTS:

    All direct costs incurred in obtaining interest-bearing debt are capitalized and included in the Consolidated Balance Sheet as part of "Other assets, net", and are amortized over the term of the underlying financing agreement using the interest method.

                           PDS FINANCIAL CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
LICENSING COSTS:

    Costs related to obtaining licenses in various states, necessary to own, possess and distribute gaming devices and associated equipment, are capitalized and included in "Other assets, net" in the Consolidated Balance Sheet and are amortized over three years on a straight-line basis.

INVESTMENTS IN EQUITY SECURITIES:

    Investments in equity securities are classified as available for sale and are carried at fair value, with the unrealized gains and losses reported in stockholders' equity until realized. These fair values are determined using quoted market prices.

INCOME TAXES:

    The Company utilizes the asset and liability method of accounting for income taxes, under which deferred taxes are determined from the differences in the financial reporting and tax bases of assets and liabilities using enacted tax rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

EQUIPMENT SALES:

    Revenue is recognized when title to the equipment is transferred to the customer. This occurs generally upon a customers' exercise of their purchase option for equipment under operating leases and upon shipment of reconditioned gaming devices to customers.

FEE INCOME:

    Fee income includes gross profit from the sale to third parties of the Company's interest in notes receivable and direct finance leases. Upon sale, the Company records fee income equal to the difference between the sale price and the carrying value of the related asset. Fee income also includes commissions earned for arranging financing between unrelated parties.

STOCK-BASED COMPENSATION:

    The Company utilizes the intrinsic value method for its stock option plan.

EARNINGS PER SHARE:

    Effective with year-end 1997, the Company adopted SFAS No. 128, "Earnings Per Share," and has retroactively presented basic and diluted earnings per share. A dilutive effect on earnings results from the assumed exercise of stock options and warrants and the full conversion of the convertible subordinated debentures into common shares and elimination of the related interest requirements, net of income taxes.

                           PDS FINANCIAL CORPORATION

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The Company calculated basic and diluted earnings per share as follows for the years ended December 31.

                                                                         1997         1996
                                                                     ------------  ----------
Net income, basic..................................................  $    941,855  $  305,319
Interest expense on convertible subordinated debentures, net of
  tax..............................................................        85,776
                                                                     ------------  ----------
Net income, diluted................................................  $  1,027,631  $  305,319
                                                                     ------------  ----------
                                                                     ------------  ----------
Weighted average shares outstanding:
    Basic (actual shares outstanding)..............................     3,183,536   3,119,816
    Effect of dilutive options.....................................       136,990       7,032
    Effect of convertible subordinated debentures..................       299,311
                                                                     ------------  ----------
  Diluted..........................................................     3,619,837   3,126,848
                                                                     ------------  ----------
                                                                     ------------  ----------
Per share amounts:
    Basic..........................................................  $        .30  $      .10
    Diluted........................................................  $        .28  $      .10

    Options and warrants to purchase 337,200 and 671,364 shares of common stock at a weighted average price of $5.60 and $4.03 for the years ended December 31, 1997 and 1996, respectively, were not included in the computation of diluted earnings per share because the exercise price was greater than the average market price of the common stock. These options and warrants expire at various dates through 2007. Convertible subordinated debentures (convertible into 573,898 shares of common stock and $176,711 of related interest expense, net of tax) were not included in the 1996 computation of diluted earnings per share because the effect would have been antidilutive.

                           PDS FINANCIAL CORPORATION

2. SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION:

BALANCE SHEET INFORMATION:

                                                                        1997          1996
                                                                    ------------  ------------
Accounts receivable, net:
  Accounts receivable.............................................  $  2,030,154  $  4,904,861
  Allowance for uncollectible amounts.............................      (315,000)
                                                                    ------------  ------------
                                                                    $  1,715,154  $  4,904,861
                                                                    ------------  ------------
                                                                    ------------  ------------
Other assets, net:
  Property and equipment, net.....................................  $    778,508  $    153,076
  Prepaid expense.................................................       274,427       402,639
  Debt issuance costs, net........................................       265,976        43,148
  Licensing costs, net............................................       132,691       110,407
  Investments and other...........................................       372,886       456,915
                                                                    ------------  ------------
                                                                    $  1,824,488  $  1,166,185
                                                                    ------------  ------------
                                                                    ------------  ------------
Accounts payable and accrued expenses:
  Trade payables..................................................  $  1,107,160  $    481,788
  Accrued interest payable........................................       285,572       687,490
  Other accrued expenses..........................................       701,446       296,672
                                                                    ------------  ------------
                                                                    $  2,094,178  $  1,465,950
                                                                    ------------  ------------
                                                                    ------------  ------------
Other liabilities:
  Lessee deposits.................................................  $    753,870  $  2,657,298
  Other...........................................................       175,272        83,950
                                                                    ------------  ------------
                                                                    $    929,142  $  2,741,248
                                                                    ------------  ------------
                                                                    ------------  ------------

                           PDS FINANCIAL CORPORATION

2. SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION: (CONTINUED)
SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                      1997           1996
                                                                  ------------  --------------
Cash paid during the year for:
  Interest......................................................  $  4,393,601  $      902,298
  Income taxes, net of refunds received.........................        24,149      (1,097,819)

Noncash activities:
  Transaction closed but not funded at year-end:
    Deferred funds for pending transactions.....................       775,159       4,975,987
  Increase in accounts receivable from sale of direct finance
    lease.......................................................                     4,113,500
  Increase in notes payable for purchase of equipment for
    leasing.....................................................     7,636,125       4,126,916
  Increase in notes payable for purchase of notes receivable....    12,196,978
  Operating leases converted to direct finance leases upon
    exercise of purchase options................................     2,675,530
  Exchange of notes receivable and purchased residuals for
    equipment for leasing and the assumption of discounted lease
    rentals.....................................................     5,744,504
  Exchange of notes receivable, direct finance leases and
    related discounted lease rentals for inventory for sale or
    lease.......................................................     5,332,008
  Conversion of subordinated debentures into common stock.......     1,020,840
  Origination of direct finance lease or notes receivable for
    sale of equipment and residuals.............................                     3,095,523

                           PDS FINANCIAL CORPORATION

3. NOTES RECEIVABLE:

    Notes receivable consists of the following:

                                                                      1997          1996
                                                                  ------------  -------------
Notes receivable, due in varying monthly installments, stated
  and effective interest at rates from 8.0% to 13.2%, through
  September 2002, collateralized by casino-related equipment and furnishings and/or lease agreements between the borrower and a customer of the borrower......................................  $  4,423,964  $  12,521,382
Other...........................................................       --             272,725
Unamortized discount............................................       --             (14,421)
                                                                  ------------  -------------
                                                                     4,423,964     12,779,686
Impairment allowance............................................    (1,000,000)    (6,331,000)
                                                                  ------------  -------------
                                                                     3,423,964      6,448,686
Unamortized origination fees....................................       --              16,508
Allowance for uncollectible amounts.............................      (283,000)       (73,000)
                                                                  ------------  -------------
                                                                  $  3,140,964  $   6,392,194
                                                                  ------------  -------------
                                                                  ------------  -------------

    Included in the notes receivable balances above are certain loans, for which an impairment allowance for the full amount of the loans has been recognized. Changes in the allowance for uncollectible receivables, including the impairment allowance, are as follows:

                                                                       1997           1996
                                                                  --------------  ------------
Balance, beginning of year......................................  $    6,404,000  $  6,454,000
                                                                  --------------  ------------
Charge-offs.....................................................      (5,500,000)     (237,000)
Recoveries......................................................          66,000        17,000
                                                                  --------------  ------------
Net charge-offs.................................................      (5,434,000)     (220,000)
Provision for uncollectible receivables.........................         313,000       170,000
                                                                  --------------  ------------
Balance, end of year............................................  $    1,283,000  $  6,404,000
                                                                  --------------  ------------
                                                                  --------------  ------------

    The estimated fair value of notes receivable approximates their carrying value. The fair value is estimated using discounted cash flow analysis with interest rates currently being offered by the Company for notes with similar terms and credit risk.

                           PDS FINANCIAL CORPORATION

3. NOTES RECEIVABLE: (CONTINUED)
    Scheduled principal maturities for notes receivable based upon the terms noted above are as follows at December 31, 1997:

YEAR ENDING DECEMBER 31
--------------------------------------------------------------------------------
  1998..........................................................................     1,967,995
  1999..........................................................................     1,232,457
  2000..........................................................................        88,020
  2001..........................................................................        18,658
  2002..........................................................................       116,834
                                                                                  ------------
                                                                                  $  3,423,964
                                                                                  ------------
                                                                                  ------------

4. NET INVESTMENT IN LEASING OPERATIONS:

    Equipment under operating leases consists principally of gaming equipment the Company leases for periods ranging from 24 to 48 months at which time the lessee generally has the right to purchase the property at fair value. The Company may discount the lease rentals with a financial institution. The components of net investment in equipment under operating leases are as follows:

                                                                     1997           1996
                                                                 -------------  -------------
Operating leased assets........................................  $  23,773,809  $  22,382,688
Less accumulated depreciation..................................     (5,446,319)    (1,821,957)
                                                                 -------------  -------------
                                                                 $  18,327,490  $  20,560,731
                                                                 -------------  -------------
                                                                 -------------  -------------

    The components of net investment in direct finance leases are as follows:

                                                                       1997           1996
                                                                  --------------  ------------
Minimum lease payments receivable:
  To be received by the Company.................................  $    7,432,065  $  1,730,692
  To be received by a financial institution.....................          17,435       752,294
  Unearned income...............................................      (1,458,132)     (346,824)
  Allowance for uncollectible receivables.......................         (15,000)      (15,000)
                                                                  --------------  ------------
                                                                  $    5,976,368  $  2,121,162
                                                                  --------------  ------------
                                                                  --------------  ------------

                           PDS FINANCIAL CORPORATION

4. NET INVESTMENT IN LEASING OPERATIONS: (CONTINUED)
    At December 31, 1997, future minimum lease payments to be received by the Company on nondiscounted operating and direct finance leases are as follows:

                                                                                     DIRECT
                                                                     OPERATING      FINANCE
YEAR ENDING DECEMBER 31                                               LEASES         LEASES
-----------------------------------------------------------------  -------------  ------------
  1998...........................................................  $   3,759,570  $  1,878,807
  1999...........................................................      4,182,898     1,972,880
  2000...........................................................      2,867,448     1,928,795
  2001...........................................................      1,217,302     1,651,583
                                                                   -------------  ------------
                                                                   $  12,027,218  $  7,432,065
                                                                   -------------  ------------
                                                                   -------------  ------------

    See Note 5 for a summary of operating lease payments that have been discounted with financial institutions.

5. DISCOUNTED LEASE RENTALS:

    The Company utilizes certain of its lease rental receivables and underlying assets as collateral to borrow from financial institutions at fixed rates on a nonrecourse basis. In the event of a default by a lessee, the financial institution has a first lien on the underlying leased asset, with no further recourse against the Company. As lessees make payments, "Finance income" and "Rental revenue on operating leases" are recorded along with the recognition of interest expense on discounted lease rentals. Discounted lease rentals are reduced by the interest method.

    Future minimum lease payments and interest expense on leases that have been discounted as of December 31, 1997 are as follows:

                                                       MINIMUM LEASE RENTALS TO BE
                                                   RECEIVED BY FINANCIAL INSTITUTIONS
                                            -------------------------------------------------
                                             DIRECT                   DISCOUNTED     FUTURE
                                             FINANCE    OPERATING       LEASE       INTEREST
YEAR ENDING DECEMBER 31                      LEASES       LEASES       RENTALS      EXPENSE
------------------------------------------  ---------  ------------  ------------  ----------
  1998....................................  $  17,435  $  3,606,887  $  3,216,812  $  407,510
  1999....................................     --         2,606,443     2,480,269     126,174
  2000....................................     --           226,554       222,498       4,056
                                            ---------  ------------  ------------  ----------
                                            $  17,435  $  6,439,884  $  5,919,579  $  537,740
                                            ---------  ------------  ------------  ----------
                                            ---------  ------------  ------------  ----------

    Interest expense on discounted lease rentals was $1,975,825 and $634,847 in 1997 and 1996, respectively. At December 31, 1997, effective interest rates on discounted lease rentals ranged from 8% to 10%.

                           PDS FINANCIAL CORPORATION

6. BORROWINGS:

NOTES PAYABLE:

    Notes payable consists of the following:

                                                                       1997           1996
                                                                   -------------  ------------
Recourse:
Notes payable to banks, due on demand and in 1998 and 1999,
  interest at the prime rate (8.5% at December 31, 1997) plus 1%, collateralized by certain equipment under operating leases,
  equipment held for sale or lease and accounts receivable.......  $   3,489,083
Notes payable to financial institutions, due in 1998 through
  2001, interest at 8.8% to 9.1%, collateralized by certain notes receivable, equipment under operating leases and direct finance
  leases.........................................................      4,866,070  $  1,698,222
Notes payable to manufacturers/distributors due in 1998 through
  2001, interest at 8.0% to 10.0% collateralized by certain notes receivable, equipment under operating leases and direct finance
  leases.........................................................      9,012,318     4,050,593
Other............................................................        202,284
                                                                   -------------  ------------
Total recourse...................................................     17,569,755     5,748,815

Nonrecourse:
Notes payable to manufacturers/distributors due in 1998 through
  2001, interest at 8.0% to 10.0%, collateralized by certain
  equipment under operating leases and direct finance leases.....      4,088,487
Other............................................................        148,904        53,245
                                                                   -------------  ------------
Total nonrecourse................................................      4,237,391        53,245
Less unamortized discount........................................       (279,835)      (10,104)
                                                                   -------------  ------------
                                                                   $  21,527,311  $  5,791,956
                                                                   -------------  ------------
                                                                   -------------  ------------

    The Company's established revolving credit and working capital facilities aggregate $34.0 million. Advances under these agreements with banks and financial institutions were approximately $8.4 million at December 31, 1997, as indicated in the table above. The agreements contain covenants which restrict the payment of dividends and require, among other things, the Company to maintain a minimum net worth and certain debt to net worth and cash flow ratios, as defined. Borrowings under a $1.0 million working capital loan are guaranteed by the principal stockholder of the Company.

CONVERTIBLE SUBORDINATED DEBENTURES:

    In 1993, the Company issued unsecured Convertible Subordinated Debentures (the Debentures) which are subordinate to other borrowings of the Company of which $89,117 remains outstanding at December 31, 1997. At December 31, 1997, principal and interest at 11.5% is due in three remaining equal quarterly installments of $31,430 through September 30, 1998. At the option of the holders, the unpaid

                           PDS FINANCIAL CORPORATION

6. BORROWINGS: (CONTINUED)
principal balance of the Debentures may be converted into shares of common stock of the Company using a per share conversion price of $4.25. During 1997, $1,020,840 of Debentures were converted into 240,220 shares of common stock.

    Principal maturities of notes payable and convertible subordinated debentures are as follows at December 31, 1997:

YEAR ENDING DECEMBER 31
-------------------------------------------------------------------------------
  1998.........................................................................      8,593,086
  1999.........................................................................      7,783,081
  2000.........................................................................      4,184,378
  2001.........................................................................      1,051,251
  2002.........................................................................          4,632
                                                                                 -------------
                                                                                 $  21,616,428
                                                                                 -------------
                                                                                 -------------

    The Company estimates that the fair value of its borrowings approximates the carrying value.

7. INCOME TAXES:

    The following summarizes the deferred income tax status as recognized in the Company's Consolidated Balance Sheet at December 31:

                                                                        1997          1996
                                                                    ------------  ------------
Deferred tax asset................................................  $    958,500  $  1,832,000
Deferred tax liability............................................      (134,500)     (800,000)
                                                                    ------------  ------------
Net deferred tax asset............................................  $    824,000  $  1,032,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The tax effect of the major temporary differences which give rise to deferred income taxes at December 31 is as follows:

                                                                        1997          1996
                                                                    ------------  ------------
Net operating loss carryforward...................................  $    672,000  $  1,718,000
Asset valuation allowances........................................       251,000        77,700
Lease transactions................................................      (125,000)     (787,600)
Other, net........................................................        26,000        23,900
                                                                    ------------  ------------
Net deferred tax asset............................................  $    824,000  $  1,032,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    The net operating loss carryforward will be an available deduction from future taxable income through 2009. Realization of the net operating loss carryforward is dependent on generating sufficient taxable income prior to expiration of the loss carryforward. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized and therefore no valuation allowance is deemed necessary.

                           PDS FINANCIAL CORPORATION

7. INCOME TAXES: (CONTINUED)
    The following summarizes the provision for income taxes:

                                                                           1997        1996
                                                                        ----------  ----------
Currently payable.....................................................  $  130,000  $   --
Deferred..............................................................     447,000     179,000
                                                                        ----------  ----------
Provision for income taxes............................................  $  577,000  $  179,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    The difference between the federal statutory tax rate of 34% applied to income before income taxes and the Company's effective tax rate is:

                                                                           1997        1996
                                                                        ----------  ----------
Income taxes at statutory rate........................................  $  516,500  $  164,700
State income taxes, net of federal impact.............................      31,100      10,200
Other, net............................................................      29,400       4,100
                                                                        ----------  ----------
Provision for income taxes............................................  $  577,000  $  179,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    In 1994, the Company entered into a tax indemnification agreement with its then sole stockholder whereby the Company will indemnify the stockholder for certain tax liabilities, if any, that may arise with respect to the Company's operations during the period in which it was an S corporation, prior to 1994.

8. STOCKHOLDERS' EQUITY:

PREFERRED STOCK:

    The Company's Articles of Incorporation, as amended, authorize the issuance of 2,000,000 shares of preferred stock. The rights, preferences and privileges of the authorized preferred shares (none of which have been issued) may be established by the Board of Directors without further action by the holders of the Company's common stock. In 1996, the Board of Directors designated the par value of the Company's preferred stock at $.01 per share.

STOCK OPTION PLAN:

    The Company established the 1993 Stock Option Plan (the Plan) to encourage stock ownership by employees, officers, directors and other individuals as determined by the Board of Directors or a committee appointed by the Board of Directors (the Committee). The Plan provides that options granted thereunder may be either incentive stock options (ISOs) or nonqualified stock options. At December 31, 1997, the maximum number of shares of common stock available for grant under the Plan was 1,100,000. In January 1998, the Board of Directors passed a resolution to increase the maximum number of shares to 1,350,000, subject to stockholder approval.

    Newly elected nonemployee directors of the Company receive an automatic grant of nonqualified options to purchase 10,000 shares. Options may have a maximum term of up to ten years. The exercise price of ISOs granted under the Plan must be at least equal to the fair value of the common stock on the date of grant. The exercise price of nonqualified options must be at least equal to 85% of the fair value of the common stock on the date of grant. If an option expires, terminates or is canceled, the shares not

                           PDS FINANCIAL CORPORATION

8. STOCKHOLDERS' EQUITY: (CONTINUED)
purchased thereunder become available for additional option awards under the Plan. The Plan expires on April 1, 2003.

    Option activity is summarized as follows:

                                                     PLAN OPTIONS     OPTIONS OUTSTANDING
                                                      AVAILABLE    --------------------------
                                                      FOR GRANT        ISOS      NONQUALIFIED
                                                     ------------  ------------  ------------
Balances, December 31, 1995........................      244,628         76,282       563,819
Increase in available shares.......................      100,000
Granted............................................      (35,000)        15,000        20,000
Canceled...........................................      128,137        (23,409)     (104,728)
                                                     ------------  ------------  ------------
Balances, December 31, 1996........................      437,765         67,873       479,091
                                                     ------------  ------------  ------------
Granted............................................     (178,500)        23,500       155,000
Exercised..........................................                     (10,555)     (152,955)
Canceled...........................................        9,500         (9,500)
                                                     ------------  ------------  ------------
Balances, December 31, 1997........................      268,765         71,318       481,136
                                                     ------------  ------------  ------------
                                                     ------------  ------------  ------------

                                                                                 1997       1996
                                                                               ---------  ---------
Weighted average exercise price per share:
  Granted....................................................................  $    3.66  $    2.23
  Exercised..................................................................       2.86     --
  Canceled...................................................................       3.08       2.46

December 31:
  Outstanding................................................................       3.47       3.22
  Exercisable................................................................       3.23       3.04

    Stock options outstanding at December 31, 1997 had an average remaining contractual life of 7.5 years. At December 31, 1997, 326,454 options outstanding had an exercise price of $1.50 to $2.88 with a weighted average exercise price of $2.57. Of these options, 206,545 were exercisable at December 31, 1997 with a weighted average exercise price of $2.53. The remaining 226,000 options outstanding had an exercise price of $3.00 to $7.88 with a weighted average exercise price of $4.76. Of these options, 71,000 were exercisable at December 31, 1997 with a weighted average exercise price of $5.30.

    The exercise prices are equal to the estimated fair value of common stock on the grant dates. These options are exercisable over vesting periods, typically five years, through 2002. At December 31, 1997, options to purchase 277,545 shares of common stock are exercisable at prices ranging from $1.50 to $5.75.

                           PDS FINANCIAL CORPORATION

8. STOCKHOLDERS' EQUITY: (CONTINUED)

    Had the Company used the fair value-based method of accounting for the Plan beginning in 1995 and charged compensation cost against income over the vesting period based on the fair value of options at the date of grant, net income and net income per share for 1997 and 1996 would have been adjusted to the following pro forma amounts:

                                                                          1997         1996
                                                                      ------------  ----------
Net income, basic
  As reported.......................................................  $    941,855  $  305,319
  Pro forma.........................................................       878,633     269,170

Net income per share, basic
  As reported.......................................................  $        .30  $      .10
  Pro forma.........................................................           .28         .09

Net income, diluted
  As reported.......................................................  $  1,027,631     305,319
  Pro forma.........................................................       964,409     269,170

Net income per share, diluted
  As reported.......................................................  $        .28  $      .10
  Pro forma.........................................................           .27         .09

    The pro forma information above only includes stock options granted after December 31, 1994. Pro forma compensation expense under the fair value-based method of accounting will generally increase over the next few years as additional stock option grants are considered.

    The weighted-average grant-date fair value of options granted was $2.35 and $1.46 per option for 1997 and 1996, respectively. The weighted-average grant-date fair value of options was determined by using the fair value of each option grant on the date of grant, utilizing the Black-Scholes option-pricing model and the following key assumptions:

Risk-free interest rate............................................       6.2%
Expected life......................................................    5 years
Expected volatility................................................        70%
Expected dividends.................................................          0

WARRANTS:

    In 1994, the Company issued warrants to purchase up to 170,000 shares of its common stock to the underwriter in connection with the initial public offering of its common stock and a certain lender in connection with bridge note financing. At December 31, 1997, warrants to purchase up to 168,200 shares remain outstanding, are exercisable at an exercise price of $6.00 per share and expire in 1999.

9. EMPLOYEE MATTERS:

BENEFIT PLAN:

    The Company maintains a contributory defined contribution plan which qualifies under Section 401(k) of the Internal Revenue Code (IRC) and covers employees who meet certain age and service

                           PDS FINANCIAL CORPORATION

9. EMPLOYEE MATTERS: (CONTINUED)
requirements subject to IRC limits. Employee contributions are limited to 10% of their compensation. Company contributions are at the discretion of the Board of Directors up to 5% of the individual employee earnings. The Company's contributions to the plan in 1997 and 1996 were approximately $27,000 and $22,000, respectively.

EMPLOYMENT AGREEMENTS:

    The Company has entered into employment agreements with its four officers for periods ranging from one to five years. Three of the agreements contain noncompete clauses which continue from one to two years following termination of employment. The agreements, among other things, provide for initial base salaries, benefits and payment of both discretionary bonuses and bonuses based on the attainment of specified profit levels. The agreements are automatically extended for additional one-year periods unless notice of nonextension is given.

10. COMMITMENT:

    The Company leases office and warehouse space under terms of various noncancelable operating leases expiring through 2004. The agreements require the Company to pay monthly base rent in varying amounts plus its pro rata share of the operating expenses. A portion of the office space has been subleased under an agreement expiring in 2000, which requires monthly payments to the Company over the sublease term aggregating $154,000. Net rent expense was approximately $305,000 in 1997 and $164,000 in 1996.

    Net future minimum lease payments under these leases are as follows:

YEAR ENDING DECEMBER 31
--------------------------------------------------------------------------------
1998............................................................................  $    328,000
1999............................................................................       320,000
2000............................................................................       208,000
2001............................................................................       211,000
2002............................................................................       237,000
After 2002......................................................................       495,000
                                                                                  ------------
                                                                                  $  1,799,000
                                                                                  ------------
                                                                                  ------------

11. SIGNIFICANT CUSTOMERS:

    Significant customer activity as a percent of the Company's total revenues in 1997 and 1996 is summarized as follows:

                                                                                 PERCENT OF REVENUES
                                                                                 --------------------
                                                                                   1997       1996
                                                                                 ---------  ---------
Customer A.....................................................................        37%        20%
Customer B.....................................................................        18%     --
Customer C.....................................................................        11%        16%
Customer D.....................................................................         2%        20%
Customer E.....................................................................         7%        14%

                           PDS FINANCIAL CORPORATION

12. RELATED PARTY TRANSACTIONS:

    In 1995, the Company made various loans to a casino industry change cart manufacturing company. The Company's President, Chief Executive Officer and principal stockholder held an ownership position in this company and also had served on its board of directors. In early 1996, a portion of these loans went into default. In December 1996, the Company charged off the remaining loan balance of $237,000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE UNITS, NOTES OR WARRANTS BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Forward Looking Statements................................................   10
Use of Proceeds...........................................................   11
Price Range of Common Stock...............................................   11
Distributions and Dividend Policy.........................................   11
Capitalization............................................................   12
Selected Consolidated Financial Data......................................   13
Management's Discussion and Analysis of
 Financial Condition and Results
 of Operations............................................................   14
Business..................................................................   19
Management................................................................   31
Principal Stockholders....................................................   36
Certain Transactions......................................................   37
Description of Units......................................................   37
Certain Federal Income Tax Considerations.................................   43
Description of Securities.................................................   46
Underwriting..............................................................   48
Validity of Notes and Warrants............................................   50
Experts...................................................................   50
Additional Information....................................................   50
Index to Consolidated Financial Statements................................  F-1

                            ------------------------

    UNTIL               , 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            10,000 INVESTMENT UNITS

                                 PDS FINANCIAL

                                  CORPORATION

                                  $10,000,000
                         10% SENIOR SUBORDINATED NOTES
                                DUE JULY 1, 2004
                            AND WARRANTS TO PURCHASE
                         500,000 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                       MILLER & SCHROEDER FINANCIAL, INC.

                                     [LOGO]

                          THE DATE OF THIS PROSPECTUS
                            IS               , 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 302A.521 of the Minnesota Business Corporation Act provides that, unless prohibited or limited by a corporation's articles of incorporation or bylaws, a corporation must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits or proceedings in which such person are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

    The Amended and Restated Bylaws of the Registrant provides that the directors, officers and committee members of the Registrant and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the shares of Common Stock offered hereby:

SEC registration fee..............................................  $   4,743
NASD and Nasdaq filing fee........................................     43,675
Legal fees and expenses of the Company............................     75,000
Accounting fees and expenses......................................     20,000
Underwriter's fees and expenses...................................    300,000
Blue Sky fees and expenses........................................      5,000
Printing expenses.................................................     40,000
Trustee and Warrant Agent fees and expenses.......................     10,000
Miscellaneous.....................................................      1,582
                                                                    ---------
    TOTAL.........................................................  $ 500,000
                                                                    ---------
                                                                    ---------

    Each amount set forth above, except the SEC registration fee and the NASD filing fees, is estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Registrant has sold the following securities pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"):

        (1) The Company issued unsecured Convertible Subordinated Debentures (the "Debentures") in 1993, which became convertible into Common Stock of the Company at a price of $4.25 per share. Since September 1997, $1,165,000 of the principal balance of the Debentures has been converted into 274,223 shares of Common Stock of the Company. This transaction was made in reliance upon the exemptions from registration provided under Section 4(2) and 4(6) and Rule 144 of the Securities Act. The purchasers of such securities acquired them for their own account and not with a view to any distribution thereof to the public. The Debentures bear a legend stating that the securities may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements.

        (2) On December 16, 1997 and March 11, 1998, Terry Stewart exercised a warrant of PDS and received 426 and 727 shares of Common Stock of the Company, respectively. The transactions were made in reliance upon the exemption from registration provided under Sections 4(2) and 4(6) and Rule 144 of the Securities Act.

ITEM 27.  EXHIBITS


EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
 *1.1  Form of Underwriting Agreement between the Registrant and the Underwriter

  3.1 Amended and Restated Articles of Incorporation, as amended, of the Registrant(4)

  3.2  Articles of Amendment to Articles of Incorporation of the Registrant(4)

  3.2 Articles of Amendment of Amended and Restated Articles of Incorporation of the Registrant(4)

  3.3  Articles of Amendment to Articles of Incorporation of the Registrant(4)

  3.4  Amended and Restated Bylaws of the Registrant(1)

  4.1  Specimen of Common Stock Certificate(1)

  4.2  Warrant to Purchase 25,000 shares of Common Stock, dated December 15, 1994 between the Registrant and Miller & Schroeder Financial, Inc.(3)

  4.3  Form of Warrant to Purchase 145,000 shares of Common Stock, dated May 24,
       1994(1)

  4.4  Indenture of Trust between the Registrant and First Trust National
       Association, as Trustee, dated as of November 2, 1993(1)

  4.5  Revised Form of Indenture of Trust between the Registrant and First Trust
       National Association dated as of          , 1998

  4.6  Form of Note (included as Article Two to Exhibit No. 4.5)

 *4.7  Form of Warrant Agreement between the Registrant and Norwest Bank
       Minnesota, N.A.

 *4.8  Form of Warrant (included in Appendix A to Exhibit No. 4.7)

 *5.1  Opinion and Consent of Counsel to the Company

 10.1 Industrial Real Estate Lease dated April 29, 1997, between the Registrant, as Tenant, and Patrick Commerce Center, LLC, as Landlord(4)

 10.2  1993 Stock Option Plan(1)

 10.3  Form of Incentive Stock Option Agreement(1)

 10.4  Form of Non-Qualified Stock Option Agreement(1)

 10.5  Employment Agreement between the Registrant and Johan P. Finley(1)

 10.6  Employment Agreement between the Registrant and Robert M. Mann(2)

 10.7  Employment Agreement between the Registrant and Peter D. Cleary(2)

 10.8  Employment Agreement between the Registrant and Lona M.B. Finley (1)

 10.9  Employment Agreement between the Registrant and David Mylrea(1)

 10.10 Form of Tax Indemnification Agreement between the Registrant and Johan P.
       Finley(1)

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
 10.11 Revolving Credit and Security Agreement, dated April 9, 1997 between BNY
       Financial Corporation as Lender and as Agent and the Registrant and PDS
       Financial Corporation-Nevada as Borrowers(4)
 10.12 Loan and Security Agreement, dated June 20, 1997 between Heller Financial,
       Inc., as Lender and the Registrant as Borrower(4)
 10.13 Loan and Security Agreement, dated June 20, 1997 between Heller Financial,
       Inc. as Lender and PDS Financial Corporation-Nevada, as Borrower(4)
 10.14 Commercial Security Agreement, dated August 15, 1997 between U.S. Bank, as
       Lender and the Registrant as Borrower(4)
 10.15 Letter Agreement between the Registrant and David R. Mylrea(4)
*10.16 Letter of Intent, dated February 12, 1998 between the Registrant and
       Miller and Schroeder Financial, Inc.
 21.1  Subsidiaries of the Registrant(4)
 23.1  Consent of Counsel to the Company (included in Exhibit 5.1)
*23.2  Consent of Independent Accountants
*24.1  Powers of Attorney
*25.1  Statement of Eligibility of Trustee


------------------------


*   Previously filed


(1) Incorporated by reference to the Registrant's previously filed Registration Statement on Form SB-2 (File No. 33-76948C), as amended, originally filed with the Commission on March 25 , 1994

(2) Incorporated by reference to the Registrant's previously filed Form 10-KSB for the year ended December 31, 1995

(3) Incorporated by reference to the Registrant's previously filed Registration statement on Form SB-2 (File No. 33-88692)

(4) Incorporated by reference to the Registrant's previously filed Form 10-KSB for the year ended December 31, 1997

ITEM 28.  UNDERTAKINGS

    (a) The undersigned small business issuer hereby undertakes to provide certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Securities Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the provisions summarized in Item 24 above, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada, on April 13, 1998.

                                              PDS FINANCIAL CORPORATION

                                                                By:

                                                                                    /s/ JOHAN P. FINLEY

                                                                         -----------------------------------------

                                                                                      Johan P. Finley

                                                                                       PRESIDENT AND

                                                                                  CHIEF EXECUTIVE OFFICER



    In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on April 13, 1998 by the following persons in the capacities stated.



                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------

                 /s/ JOHAN P. FINLEY
     -------------------------------------------        President, Chief Executive Officer and Director
                   Johan P. Finley                        (principal executive officer)

                          *                             Vice President, Chief Financial Officer (principal
     -------------------------------------------          financial and accounting officer), Secretary and
                   Peter D. Cleary                        Director

                          *
     -------------------------------------------        Director
                   David R. Mylrea

                          *
     -------------------------------------------        Director
                 Charles R. Patterson

                          *
     -------------------------------------------        Director
                    Joel M. Koonce

                          *
     -------------------------------------------        Director
                   James L. Morrell



*                     /s/ JOHAN P. FINLEY
           -----------------------------------------
                        Johan P. Finley
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBIT NO.                                                                                                 PAGE NO.
-------------                                                                                               -----------
       4.5     Revised Form of Indenture of Trust between the Registrant and First Trust National
               Association dated as of            , 1998..................................................

       4.6     Form of Note (included in Article Two to Exhibit No. 4.5)..................................